SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Belk, Inc.
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2801 West Tyvola Road

Charlotte, North Carolina 28217

April 25, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held on May 29, 2013 at the Booth Playhouse at Blumenthal Performing Arts Center, 130 North Tryon Street, Charlotte, North Carolina 28202. The meeting will begin promptly at 11:00 a.m., local time.

The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the proxy statement provided herewith.

Please date, sign and return your proxy in the enclosed envelope to assure that your shares will be represented at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

You are invited to attend a luncheon immediately after the Annual Meeting. Please return the enclosed RSVP form by May 21, 2013 to help us in our planning of this event.

On behalf of your Board of Directors, thank you for your continued support and interest in Belk, Inc.

Sincerely,

Thomas M. Belk, Jr.

Chairman of the Board and

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2013

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Belk, Inc. (“we,” “our,” “Belk” or the “Company”) will be held at the Booth Playhouse at Blumenthal Performing Arts Center, 130 North Tryon Street, Charlotte, North Carolina 28202 on Wednesday, May 29, 2013, at 11:00 a.m., local time, for the following purposes:

(1) To elect the nine Directors nominated by the Board of Directors (the “Board”) to serve one-year terms;

(2) To approve, on an advisory basis, executive compensation of the named executive officers, often referred to as a “say on pay”; and

(3) To consider and act upon any other matters that may properly come before the meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on April 12, 2013 as the record date for determining stockholders entitled to receive notice of, and to vote at, the meeting and any adjournment or postponement thereof. A list of stockholders as of the close of business on April 12, 2013 will be available at our offices for examination during normal business hours by any stockholder during the period from May 15, 2013 through the Annual Meeting.

Your attention is directed to the proxy statement provided with this Notice.

By Order of the Board,

Ralph A. Pitts

Executive Vice President,

General Counsel and Secretary

Charlotte, North Carolina

April 25, 2013

Please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope with the white label and indicate whether or not you plan to attend the Annual Meeting. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy.

BELK, INC.

2801 West Tyvola Road

Charlotte, North Carolina 28217

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 29, 2013

2013 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

2013 Annual Meeting Information

• Date and Time:	May 29, 2013, at 11:00 a.m.

• Place:	Booth Playhouse at Blumenthal Performing Arts Center, 130 North Tryon Street, Charlotte, North Carolina 28202

• Record Date:	April 12, 2013

• Voting:	Holders of Class A Common Stock are entitled to ten votes per share; holders of Class B Common Stock are entitled to one vote per share.

Items of Business

	Board Vote Recommendation	Page Reference (for more information)
1. Elect nine directors nominated by the Board to one-year terms	FOR ALL	6
2. Approve, on an advisory basis, executive compensation of the named executive officers	FOR	55

Director Nominees

Our Board of Directors is asking you to elect the nine nominees for Director. The table below provides summary information about the nine Director nominees. The nominees receiving the highest number of votes will be elected as Directors. For more information about the nominees, including information about the qualifications, attributes and skills of the nominees, see page 8.

Name	Age	Director Since	Occupation	Board Committees*	Inde- pendent
H.W. McKay Belk	56	1998	Managing Director, HWMB Advisors, LLC	N&CGC	—
John R. Belk	54	1998	President and Chief Operating Officer, Belk, Inc.	EC	—
Thomas M. Belk, Jr.	58	1998	Chairman and Chief Executive Officer, Belk, Inc.	EC	—
Erskine B. Bowles	67	2011	President Emeritus, University of North Carolina	AC	Yes
Jerri L. DeVard	54	2010	Principal, DeVard Marketing Group	CC	Yes
Elizabeth Valk Long	63	2004	Retired Executive Vice President, Time Inc.	CC**	Yes
Thomas C. Nelson	50	2003	Chairman and Chief Executive Officer, National Gypsum Company	EC; AC**	Yes
John R. Thompson	61	2006	Retired Senior Vice President and General Manager, BestBuy.com	CC; N&CGC	Yes
John L. Townsend, III	57	2005	Senior Advisor, Tiger Management LLC	AC; N&CGC**	Yes

*	Audit Committee = AC; Compensation Committee = CC; Executive Committee = EC; Nominating and Corporate Governance Committee = N&CGC

**	Committee Chair

Fiscal Year 2013 Key Compensation Decisions

Our Named Executive Officers (as defined below) are compensated in a manner consistent with our strategy, competitive practice, sound compensation governance principles and stockholder interests.

Key compensation decisions for the Named Executive Officers for fiscal year 2013 include the following:

•

Merit-Based Salary Increases.    In fiscal year 2013, merit-based salary increases were made for all associates across the Company as a whole who were performing at an expected level. For the NEOs, the average salary increase was 4.5%. The effective date of the increase was March 18, 2012.

•

Fiscal Year 2013 Annual Incentive Plan.    Fiscal year 2013 awards under the Annual Incentive Plan were based on earnings before interest and taxes (“EBIT”) and sales achievement compared to our overall annual financial plan. The Committee approved the specific achievement level scale for each measure as well as an “overperformance” opportunity (the overperformance award) that would reward exceptional performance. For fiscal year 2013, we exceeded our EBIT and sales targets, and each NEO earned an award in excess of target. No overperformance awards were made.

•

Fiscal Year 2013 Executive Long-Term Incentive (“LTI”) Plan.    Fiscal year 2013 awards were based upon performance goals of sales, EBIT as a percentage of sales and return on invested capital (“ROIC”). We exceeded our sales target, met our EBIT percentage target and came in just under our ROIC target for fiscal year 2013, and each NEO earned an award in excess of target.

•

2011-2013 Stretch Incentive Plan (“SIP”).    Awards for the period that began on the third quarter of fiscal year 2011 and ended on the last day of fiscal year 2013 were based upon performance goals of cumulative sales and cumulative EBIT. We exceeded our cumulative sales target and came in just under our cumulative EBIT targets for the performance period, and each NEO earned an award in excess of target.

For more information, see the Compensation Discussion and Analysis on page 26.

Fiscal Year 2013 Compensation Summary

The following table summarizes the compensation of our Chief Executive Officer, Chief Financial Officer and our next three most highly compensated executive officers (the “Named Executive Officers” or “NEOs”) for fiscal year 2013. For more information, see the Summary Compensation Table for Fiscal Year 2013 on page 41.

Name	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas M. Belk, Jr.	1,050,192	2,070,029	1,099,170	164,441	215,307	4,599,138
Brian T. Marley	623,635	522,444	258,752	61,032	67,553	1,533,417
John R. Belk	867,248	1,068,389	539,744	184,232	149,281	2,808,894
Kathryn Bufano	705,250	1,615,027	371,700	13,498	64,021	2,769,496
Ralph A. Pitts	692,920	580,462	287,499	61,749	74,998	1,697,628

Approval, on an Advisory Basis, of Executive Compensation of the Named Executive Officers

Our Board is asking you to approve, on an advisory basis, the executive compensation of our Named Executive Officers for fiscal year 2013. Although the vote is non-binding, the Compensation Committee will consider the voting results in making decisions about future compensation arrangements for our Named Executive Officers. For more information about this proposal, see page 55.

2014 Annual Meeting

Stockholder proposals submitted for inclusion in the proxy statement for our annual meeting of stockholders expected to be held in May 2014 pursuant to SEC Rule 14a-8 must be received by us by December 26, 2013.

GENERAL INFORMATION

This proxy statement and proxy are furnished in connection with the solicitation of proxies to be voted at the 2013 Annual Meeting of Stockholders. The Annual Meeting will be held on May 29, 2013, at 11:00 a.m., local time, at the Booth Playhouse at Blumenthal Performing Arts Center, 130 North Tryon Street, Charlotte, North Carolina 28202. The proxy is solicited by our Board of Directors. This proxy statement and proxy are first being sent to our stockholders on or about April 25, 2013.

Why am I receiving this proxy statement and proxy?

You are receiving this proxy statement and proxy because you own shares of Belk Class A Common Stock or Class B Common Stock. This proxy statement describes issues on which Belk would like you to vote at the Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

Who is entitled to vote?

Holders of Class A Common Stock and Class B Common Stock on the close of business on April 12, 2013 are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting. April 12, 2013 is referred to as the record date.

To how many votes is each share of common stock entitled?

Holders of Class A Common Stock are entitled to ten votes per share. Holders of Class B Common Stock are entitled to one vote per share. The Class A Common Stock and Class B Common Stock are together referred to as the common stock.

What is the difference between a stockholder of record and a stockholder who holds common stock in “street name”?

If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in “street name.”

How do I vote?

Stockholders of record may vote by mail. Simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided. Stockholders also may attend the meeting and vote in person. If you hold your shares through a bank or broker, please refer to your proxy or the information forwarded by your bank or broker to see the voting options that are available to you.

Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in street name, you must obtain a legal proxy from your bank or broker to be able to vote in person at the Annual Meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	sending written notice of revocation to Belk’s Corporate Secretary at 2801 West Tyvola Road, Charlotte, North Carolina 28217;

•	submitting a subsequent proxy with a later date; or

•	voting in person at the Annual Meeting.

Attendance at the meeting will not by itself revoke a proxy.

On what items am I voting?

You are being asked to vote on the following two proposals:

•	to elect nine Directors nominated by the Board to one-year terms; and

•	to approve, on an advisory basis, the executive compensation of the named executive officers as disclosed in this proxy statement.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

How may I vote for the nominees for election of Director, and how many votes must the nominees receive to be elected?

With respect to the election of Directors, you may:

•	vote FOR the election of the nine nominees for Director;

•	WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominee(s); or

•	WITHHOLD AUTHORITY to vote for the nine nominees.

The nine nominees receiving the highest number of affirmative votes will be elected as Directors. This number is called a plurality. A vote withheld from a nominee for Director and broker non-votes will have no effect on the outcome of the vote.

How may I vote on the proposal to approve the executive compensation of the named executive officers? How many votes must the proposal receive to pass?

With respect to the proposal to approve the executive compensation of the named executive officers, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The proposal must receive the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to be cast at the Annual Meeting at which a quorum is present to pass. Abstentions will be included in the number of votes present and entitled to be cast, and accordingly will be treated as votes against the proposal.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the nine nominees for Director; and

•	FOR the approval of executive compensation.

What happens if I sign and return my proxy but do not provide voting instructions?

If you return a signed proxy but do not provide voting instructions, your shares will be voted:

•	FOR the nine nominees for Director; and

•	FOR the approval of executive compensation.

Will my shares be voted if I do not sign and return my proxy?

If you are a stockholder of record and you do not sign and return your proxy or attend the meeting and vote in person, your shares will not be voted and will not count in deciding the matters presented for stockholder consideration in this proxy statement.

If your shares are held in street name through a bank or broker and you do not provide voting instructions before the Annual Meeting, your bank or broker may vote your shares on your behalf on certain “routine” matters. None of the proposals described in this proxy statement are “routine” matters. If your shares are held in street name and you do not provide voting instructions to the brokerage firm (called an uninstructed share), the brokerage firm cannot vote your uninstructed shares on your behalf; this is called a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

How many votes do you need to hold the Annual Meeting?

As of the record date, 41,813,861 shares of Class A Common Stock and 1,199,884 shares of Class B Common Stock were outstanding and are entitled to vote at the Annual Meeting. In order to hold the Annual Meeting and conduct business, a quorum must be present. A quorum will exist if the holders of the outstanding shares of both Class A Common Stock and Class B Common Stock taken together, entitled to vote and constituting a majority of the total votes of the common stock, are present at the Annual Meeting either in person or by proxy. In accordance with applicable state law and our Certificate of Incorporation and Bylaws, abstentions, votes withheld and broker non-votes will be counted for purposes of determining whether a quorum is present.

PROPOSAL ONE

ELECTION OF DIRECTORS

In 2012, in accordance with best governance practices, the Board unanimously recommended, and the shareholders approved, amendments to our Certificate of Incorporation (“Certificate”) to eliminate our classified board structure and provide for the annual election of Directors. We also made certain confirming amendments to our Bylaws. Prior to these amendments, the Board had been divided into three classes of Directors serving staggered three-year terms.

At the 2012 Annual Meeting of Stockholders, H.W. McKay Belk, Thomas C. Nelson and John R. Thompson were elected to one-year terms expiring at this Annual Meeting. Three other directors, John R. Belk, Jerri L. DeVard and Elizabeth Valk Long, were in the class of Directors with three-year terms expiring at this Annual Meeting. The three remaining Directors, Thomas M. Belk, Jr., Erskine B. Bowles and John L. Townsend, III, were in the class of Directors with terms expiring at the 2014 Annual Meeting of Stockholders. In order to transition our Board to one-year terms as of this Annual Meeting, each of the Directors with terms expiring at the 2014 Annual Meeting of Stockholders voluntarily submitted his resignation in March 2013, effective as of this Annual Meeting, in order to fully declassify our Board. Therefore, all nine of our Directors are standing for election for one-year terms at this Annual Meeting. Each Director will hold office for one year and until his or her successor has been elected and qualified, or until the Director’s earlier resignation or removal.

Under our Certificate and Bylaws, the number of Directors may be fixed by resolution of a majority of the Board at any number between two and 18 members. The Board has currently fixed the number of Directors at nine. Vacancies that occur will be filled by the Board to serve until the next annual meeting of stockholders.

Nominees for Director

The Board has nominated the nine Directors set forth below for election to serve one-year terms that will expire at the 2014 Annual Meeting of Stockholders, and until his or her successor has been elected and qualified.

H.W. McKay Belk

John R. Belk

Thomas M. Belk, Jr.

Erskine B. Bowles

Jerri L. DeVard

Elizabeth Valk Long

Thomas C. Nelson

John R. Thompson

John L. Townsend, III

Each nominee has consented to serve as a Director if elected. Each has previously served as a Director of Belk. For more information about the nominees for Director, including information about the qualifications, attributes and skills of the nominees, see “Belk Management — Directors” below.

The Board has no reason to believe that any of the nominees for the office of Director will be unavailable for election as a Director. However, if at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote for substitute nominee(s), vote to allow the vacancy to remain open until filled by the Board, or vote to reduce the number of Directors for the ensuing year, as the Board recommends. In no event, however, can the proxy be voted to elect more than nine Directors.

THE BOARD RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NINE NOMINEES FOR DIRECTOR.

BELK MANAGEMENT

Executive Officers

The following executive officers are in addition to those executive officers who also serve as our Directors. See “Belk Management — Directors” for biographical information about those executive officers.

Name	Age	Position	Executive Officer Since
Kathryn Bufano	60	President and Chief Merchandising Officer	2008
Ralph A. Pitts	59	Executive Vice President, General Counsel and Secretary	1998
Brian T. Marley	56	Executive Vice President and Chief Financial Officer	2000
Adam M. Orvos	48	Executive Vice President Human Resources	2013

Kathryn Bufano.    Ms. Bufano has served as our President and Chief Merchandising Officer since August 2010 and previously served as our President, Merchandising and Marketing from January 2008 to August 2010. From 2006 to January 2008, Ms. Bufano was the Chief Executive Officer of Vanity Shops, Inc. in Fargo, North Dakota. From 2003 to 2006, Ms. Bufano pursued higher education. From 2002 to 2003, she was Executive Vice President, General Manager Soft-lines for Sears Roebuck & Company in Hoffman Estates, Illinois. Prior to 2002, Ms. Bufano served as President, Chief Merchandising Officer for Dress Barn, Inc. and in various positions in the Macy’s East and Lord & Taylor divisions of Federated Department Stores. Ms. Bufano currently serves on the Board of Trustees of the Mint Museum of Art.

Ralph A. Pitts.    Mr. Pitts has served as our Executive Vice President, General Counsel and Secretary since May 1998. Mr. Pitts has been Executive Vice President and General Counsel of Belk Stores Services, Inc. (“BSS”), a subsidiary of Belk, since 1995. From 1985 to 1995, he was a partner in the law firm of King & Spalding LLP in Atlanta, Georgia. Mr. Pitts is Chairman of the Board of Trustees of Central Piedmont Community College and a member of the Advisory Board of the Mecklenburg County Council of the Boy Scouts of America.

Brian T. Marley.    Mr. Marley has served as our Executive Vice President and Chief Financial Officer since December 2000. From 1993 to 2000, he was a partner in the accounting firm of KPMG LLP. He currently serves on the Belk Foundation Investment and Finance Committee and the Board of Advisors of the Belk College of Business at the University of North Carolina at Charlotte. He was Chairman of the Board of Directors of Belk National Bank through January 2006 and a member of the Board of Directors of Apex Analytix, Inc. through May 2009. Mr. Marley has announced his retirement from the Company effective May 4, 2013.

Adam M. Orvos.    Mr. Orvos has served as our Executive President Human Resources since April 2009 and was our Senior Vice President of Finance and Controller April 2006 to April 2009. Mr. Orvos was previously employed by the Foley’s Division of the May Department Stores Company as Senior Vice President and Chief Financial Officer from 2004 to 2006 and as Vice President and Controller from 2000 to 2004. On May 5, 2013, upon the retirement of Mr. Marley, Mr. Orvos will become our Executive Vice President and Chief Financial Officer and will be an executive officer as of such date.

Directors

Set forth below is information about our Directors, each of whom is nominated for re-election at this Annual Meeting. The information set forth below has been furnished to us by the respective individuals. Also set forth below is information about the experience, qualifications, attributes and skills considered by our Board in determining that each individual should serve as a Director of our Company. For additional information about how we identify and evaluate nominees for Director, see “Corporate Governance — Selection of Nominees for Director.”

H.W. McKay Belk

Age 56

Director Since 1998

Mr. Belk is the Managing Director of HWMB Advisors, LLC, a business consulting firm. Mr. Belk served as our Vice Chairman from August 2010 until his retirement in January 2012. He served as President and Chief Merchandising Officer from May 2004 until August 2010 and as President, Merchandising, Marketing and Merchandise Planning from May 1998 until May 2004. He served as an officer and Director of most of the separate predecessor Belk Companies (the “Belk Companies”) until May 1998 and was employed in the Belk retail organization in various positions from June 1979 until January 2012. Mr. Belk is currently a Director, member of the Audit, Compensation and Executive Committees of Coca-Cola Bottling Co. Consolidated and a Director, Chair of the Compensation Committee and member of the Audit Committee of BeechTree Labs, Inc. He is a past Director of the North Carolina Chamber of Commerce, past Chairman of the Charlotte Chamber of Commerce and past member of the Board of Trustees of Charlotte Latin School. Mr. Belk currently serves on the Board of Trustees of the Crossnore School. Mr. Belk is the brother of Thomas M. Belk, Jr. and John R. Belk.

Mr. Belk has over 30 years of business experience in the retail sector and has a unique insight into our business. His service as a director for other companies and leadership of non-profit organizations provides him with broad experience on governance issues.

John R. Belk

Age 54

Director Since 1998

Mr. Belk has been our President and Chief Operating Officer since May 2004 and is an officer and Director of various Belk subsidiaries. He served as President, Finance, Systems and Operations from May 1998 until May 2004. He also served as an officer and Director of most of the Belk Companies until May 1998 and has been employed in the Belk retail organization in various positions since 1986. Mr. Belk served on the Boards of Directors of Alltel Corporation from 1996 to 2007 and the Bank of America Corporation from 2001 to 2004. He currently serves on the Board of Directors of Harris Teeter Supermarkets, Inc. and the YMCA of Greater Charlotte. Mr. Belk is the brother of Thomas M. Belk, Jr. and H.W. McKay Belk.

Mr. Belk has over 25 years of business experience in the retail sector and has a unique insight into our business. His service as a director for other public companies also provides him with broad experience on governance issues.

Thomas M. Belk, Jr.

Age 58

Director Since 1998

Mr. Belk has been our Chairman and Chief Executive Officer since May 2004 and is an officer and Director of various Belk subsidiaries. He served as President, Store Divisions and Real Estate from May 1998 until May 2004. He served as an officer and Director of most of the Belk Companies until May 1998 and has been employed in the Belk retail organization in various positions since 1981. He is past Chairman of the Charlotte Chamber of Commerce and serves on the Boards of The Orvis Company, Inc., the National Retail Federation, the Mecklenburg County Council of the Boy Scouts of America, the Carolinas Healthcare System and St. Andrews School. Mr. Belk is the brother of H.W. McKay Belk and John R. Belk.

Mr. Belk has over 30 years of business experience in the retail sector and has a unique insight into our business. His service as a director for other companies and leadership of non-profit organizations provides him with broad experience on governance issues.

Erskine B. Bowles

Age 67

Director Since 2011

Mr. Bowles has been President Emeritus of the University of North Carolina since January 2011, Senior Advisor to Carousel Capital since 2002 and Senior Advisor to BDT Capital since January 2012. He served as Co-Chair of the National Commission on Fiscal Responsibility and Reform from February 2010 to December 2010. Mr. Bowles was President of the University of North Carolina from 2006 to 2010, and previously served as United Nations Under Secretary General, Special Envoy for Tsunami Recovery from March 2005 to August 2005. From 1999 until 2001, he was managing Director of Carousel Capital and partner of Forstmann Little &Co., and from 1996 until 1998, he served as White House Chief of Staff under President Clinton. Mr. Bowles is currently a director of Morgan Stanley, Norfolk Southern Corporation, Facebook, Geo Fossil Fuels, LLC and Tri-Alpha Energy, Inc. He was formerly a director of General Motors, North Carolina Mutual Life Insurance Company, Merck & Co., Inc., VF Corporation, First Union Corporation, Wachovia Corporation, Krispy Kreme Doughnut Corporation and Cousins Properties, Inc.

Mr. Bowles has broad leadership experience in the public and private sectors with specific expertise in investment banking and financial management. His extensive service as a public company director provides him with broad experience on a wide range of corporate governance issues.

Jerri L. DeVard

Age 54

Director Since 2010

From 2007 to 2010 and from July 2012 to present, Ms. DeVard has been Principal of DeVard Marketing Group, a firm that specializes in advertising, branding, communications, and traditional/digital/multicultural marketing strategies. From January 2011 until July 2012, Ms. DeVard was Executive Vice President of Marketing for Nokia. Prior to forming DeVard Marketing Group, Ms. DeVard served as the Senior Vice President of Marketing of Verizon Communications, Inc., a provider of communications services, from 2005 until 2007 and as the Senior Vice President, Marketing Communications and Brand Management from 2003 until 2005. Prior to 2003, she held a variety of positions, including the Chief Marketing Officer of the e-Consumer business at Citibank N.A.; Vice President of Marketing for Revlon Inc.’s Color Cosmetics; Vice President of Marketing for Harrah’s Entertainment; Director of Marketing for the NFL’s Minnesota Vikings; and several brand management positions at the Pillsbury Company. Ms. DeVard currently serves as a member of the

Spelman College Board of Trustees. She was formerly a member of the PepsiCo African American Advisory Board, a director of Gurwitch Products and a director of Tommy Hilfiger Corporation.

Ms. DeVard brings many years of significant marketing and leadership experience to our Board. Her leadership and service as a director for other companies also provides her with broad experience on governance issues.

Elizabeth Valk Long

Age 63

Director Since 2004

Ms. Long was an Executive Vice President of Time Inc., a subsidiary of Time Warner, from May 1995 until her retirement in August 2001. She was the first woman to hold the position of publisher at Time Inc., serving in that capacity for Life, People and Time magazines. From 2002 until 2006, she served as a director of Jefferson Pilot Corporation, and she currently serves on the Boards of Directors of Steelcase Corporation and J.M. Smucker Company. She is also a trustee of St. Timothy’s School in Maryland.

Ms. Long brings many years of leadership experience to our Board. Her service as a director for other public companies also provides her with broad experience on governance.

Thomas C. Nelson

Age 50

Director Since 2003

Mr. Nelson has served as the President and Chief Executive Officer of National Gypsum Company, a building products manufacturer, since 1999 and was elected Chairman of the Board in January 2005. From 1995 to 1999, Mr. Nelson served as the Vice Chairman and Chief Financial Officer of National Gypsum Company. He is also a General Partner of Wakefield Group, a North Carolina based venture capital firm. Mr. Nelson previously worked for Morgan Stanley and Co. and in the United States Defense Department as Assistant to the Secretary and White House Fellow. He also serves as a Director of Yum! Brands, Inc.

Mr. Nelson has significant leadership experience as a chief executive officer and chairman of a company. He also has experience in investment banking and private equity investing. His service as a director for other public and private companies provides him with broad experience on governance issues.

John R. Thompson

Age 61

Director Since 2006

Mr. Thompson is Retired Senior Vice President and General Manager of BestBuy.com, a subsidiary of Best Buy Co., Inc., a retailer of consumer electronics, home-office equipment, entertainment software and major appliances. Mr. Thompson joined Best Buy in April 2001 as Senior Vice President of Supply Chain and Business Systems. From February 1995 to March 2001, he was Chief Information Officer and Senior Vice President for Customer Service, Information Systems, Distribution, Logistics and e-Business at Liz Claiborne, Inc. From February 1993 to February 1995, Mr. Thompson was Chief Information Officer and Executive Vice President at Goody’s Family Clothing, Inc. From 2004 to 2008, he served on the Board of Directors of Wendy’s/Arby’s International, Inc. Mr. Thompson currently serves on the Board of Directors of Norfolk Southern Corporation, Cristo Rey Jesuit High Schools Network and the Congressional Black Caucus Foundation.

Mr. Thompson has broad leadership experience in several retail businesses, as well as experience in eCommerce, retail distribution and logistics. His service as a director for other companies and non-profit organizations also provides him with broad experience on governance issues.

John L. Townsend, III

Age 57

Director Since 2005

Since January 2013, Mr. Townsend has been Senior Advisor of Tiger Management LLC, an investment management business. From 2010 until January 2013, he was Managing Partner and Chief Operating Officer of Tiger Management LLC. From 2002 until 2010, he was a private investor. Mr. Townsend was employed by Goldman, Sachs & Co. from 1987 until his retirement as an Advisory Director in 2002. Prior to his retirement, Mr. Townsend served as a Managing Director and General Partner of Goldman Sachs with responsibility for a variety of businesses within the Investment Banking division. Mr. Townsend currently serves as a Director of International Paper Company, Chairman of the Townsend Family Foundation and a member of the Riverstone Group, a private investment fund. He also is a member of the Board of Trustees of the University of North Carolina — Chapel Hill, the Board of Directors of the University of North Carolina Investment Fund, Inc., the Board of Visitors of the Kenan-Flagler Business School of the University of North Carolina, the Investment Committee of the Smith Richardson Foundation, the Clinton Global Initiative and the Boards of Trustees of Greenwich Hospital, the Grand Teton National Park Foundation and the US Ski and Snowboard Team Foundation.

Mr. Townsend has significant experience in investment banking and financial management and broad leadership experience in the public and private sectors. His service as a director for other companies and organizations provides him with broad experience on governance issues.

Corporate Governance

Meetings of Directors and Attendance at Annual Meeting

During fiscal year 2013, the Board held five meetings. All of the Directors attended at least 75% of all of the meetings of the Board and the committees on which they served.

Our policy is that all Directors serving at the time of the Annual Meeting of Stockholders are expected to attend the meeting in the absence of a compelling reason. At the Annual Meeting held in May 2012, all nine of the Directors then serving attended the meeting.

Code of Ethics

The Board has adopted a Code of Ethics that applies to our senior executive and financial officers. This Code reflects Belk’s long-standing commitment to conduct business in accordance with the highest ethical principles. A copy of the Code was filed as an exhibit to our Annual Report on Form 10-K for the year ended January 31, 2004 and is available for review on the Corporate Governance page of our website at www.belk.com.

Mandatory Retirement for Directors

No Director may stand for election or re-election after the Director’s 72nd birthday. Any Director who turns age 72 while serving as a Director may continue to serve as a Director for the remainder of his or her current term.

Communications with the Board

Any stockholder who wishes to communicate directly with the Board may do so by writing to Belk, Inc. Board, c/o Corporate Secretary, 2801 West Tyvola Road, Charlotte, North Carolina 28217. At each Board meeting, the Corporate Secretary will present a summary of any communications received since the last meeting (excluding any communications that consist of advertising, solicitations or promotions of a product or service), and will make the communications available to the Directors upon request.

Independence of Directors

We refer to the applicable listing standards of the Nasdaq Stock Market, Inc. (“Nasdaq”) in determining the independence of our Directors. Our Board has determined that Messrs. Bowles, Nelson, Thompson and Townsend and Mses. DeVard and Long are considered independent Directors in accordance with Nasdaq listing standards.

Lead Director

Our Corporate Governance Guidelines provide for a Lead Director to act as a liaison between the independent Directors and management, chair the executive sessions of the independent Directors and perform such other duties from time to time as the Board determines to be appropriate. The independent Directors have selected Thomas C. Nelson to serve as Lead Director.

Executive Sessions of Independent Directors

In conjunction with each quarterly Board meeting, the independent Directors hold an executive session in which management does not participate. The Lead Director chairs these executive sessions. After the session, the Lead Director acts as a liaison between the independent Directors and management, including the Chairman and Chief Executive Officer.

Board Leadership Structure and Role in Risk Oversight

Thomas M. Belk, Jr. currently serves as both Chairman of the Board and Chief Executive Officer for our Company. In August 2011, in accordance with best practices, the Board established the position of Lead Director and elected Thomas C. Nelson to serve in that role.

We believe that combining the roles of chairman and chief executive officer is the appropriate leadership model for our Company as it provides for clear accountability and efficient and effective leadership of our business. As a member of the founding family and a significant stockholder and with over 30 years of service to Belk, we believe Mr. Belk is the appropriate person to lead both our Board and the management of our business. Our Bylaws also provide that the roles of Chairman of the Board and Chief Executive Officer be held by one person.

To strengthen our corporate governance structure and provide independent oversight of our Company, six of our nine Directors, or two-thirds of our Board, are independent Directors. In addition, all of the Directors on the Audit Committee and the Compensation Committee, and two of the three members of the Nominating and Corporate Governance Committee are independent Directors. Each of these committees is led by a committee chair. The committee chairs set the agendas for their committees and report to the full Board on their work.

Our Corporate Governance Guidelines provide for a Lead Director, selected from the independent Directors, to act as a liaison between the independent Directors and management, chair the executive sessions of the independent Directors and perform such other duties from time to time as the Board determines to be appropriate. The independent Directors meet regularly in executive session, and Mr. Nelson, as Lead Director, chairs these sessions.

We believe that having a combined Chairman and Chief Executive Officer, a Board with a majority of independent Directors and a Lead Director selected from among the independent Directors provides the best form of leadership for us and the Board. We have a single leader for our Company, and he is seen by our employees, customers, business partners, stockholders and other stakeholders as providing strong leadership for the Company, both in our industry and in the communities in which we operate.

While our Board is responsible for overseeing our risk management, Company management is charged with managing risk. The Board delegates many of its oversight functions to the Audit Committee. Under its charter, the Audit Committee is responsible for discussing with management any significant contingencies, risks or exposures and steps that management has taken to minimize such contingencies, risks and exposures. The Audit

Committee also oversees our corporate compliance programs, as well as the internal audit function. In addition to the Audit Committee’s work in overseeing risk management, our full Board regularly engages in discussions of the most significant risks that we are facing and how these risks are being managed, and the Board receives reports on risk management from our senior officers and from the chair of the Audit Committee. The Board believes that the work undertaken by the Audit Committee, together with the work of the full Board, enables the Board to effectively oversee our risk management function.

Committees of the Board

The Board has a standing Executive Committee, Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Executive Committee

The current members of the Executive Committee are Thomas M. Belk, Jr., John R. Belk and Thomas C. Nelson. During fiscal year 2013, the Executive Committee held no formal meetings but took various actions by written consent.

The Executive Committee possesses all of the powers of the Board, except the power to authorize the issuance of stock, approve mergers, declare dividends and certain other powers specifically reserved under the Delaware General Corporation Law to the Board. The Executive Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board. The Executive Committee is expected to act in circumstances where it is not feasible or is impractical to obtain full Board action or as otherwise directed by the Board.

Audit Committee

The current members of the Audit Committee are Erskine B. Bowles, Thomas C. Nelson and John L. Townsend, III, all of whom are independent Directors in accordance with Nasdaq listing standards. Mr. Nelson is the Chairman of the Audit Committee. The Board has determined that Mr. Nelson is an audit committee financial expert within the meaning of Securities and Exchange Commission regulations. During fiscal year 2013, the Audit Committee held four meetings.

The Audit Committee’s primary responsibilities include overseeing the process for preparation of our financial reports; having direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accountants; considering the range of audit and non-audit services to be provided by the independent registered public accountants; reviewing with the independent registered public accountants the plans and results of the audit engagement; reviewing the independence of the independent registered public accountants; and reviewing the internal and external audit findings and comments concerning internal controls and making recommendations to management.

The Audit Committee has adopted a charter, which was last amended in April 2011. A copy of the charter is available on the Corporate Governance page of our website at www.belk.com.

Audit Committee Report

The Audit Committee Charter provides that the Committee will oversee and monitor the integrity of Belk’s internal controls, financial reporting, and internal and external audits. Management is responsible for the preparation, presentation and integrity of Belk’s consolidated financial statements. The independent registered public accountants are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and for issuing a report expressing their opinion on those statements. The Audit Committee is responsible for monitoring and overseeing these processes.

In connection with these responsibilities, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management and with Belk’s independent registered public accountants, KPMG LLP;

•

discussed with the independent registered public accountants the matters required by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

received the written disclosures and letter from the independent registered public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect; and

•	discussed with the independent registered public accountants the accountants’ independence.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended February 2, 2013 be included in Belk’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission.

Thomas C. Nelson, Chairman

Erskine B. Bowles

John L. Townsend, III

Compensation Committee

The current members of the Compensation Committee are Jerri L. DeVard, Elizabeth Valk Long and John R. Thompson. Ms. Long is the Chairman of the Committee. The Compensation Committee is composed entirely of independent Directors, as defined under the Nasdaq listing standards. Each of the members also satisfies the definition of “outside director” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”). During fiscal year 2013, the Compensation Committee held three meetings.

The Compensation Committee has adopted a charter, which was last amended in April 2010. A copy of the charter is available on the Corporate Governance page of our website at www.belk.com. The Compensation Committee’s primary responsibilities include reviewing and approving compensation for our Chief Executive Officer and other executive officers, reviewing and approving our compensation plans for Directors, senior executives and other officers and establishing the performance goals on which our compensation plans are based. The Committee’s processes and procedures for the consideration of executive compensation are described in the Compensation Discussion and Analysis.

Compensation Committee Report

The Compensation Committee is responsible for, among other things, reviewing and approving compensation for our executive officers, reviewing and approving our compensation plans for our executive officers, establishing the performance goals on which our compensation plans are based and setting the overall compensation principles that guide its decision-making. The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on the review and the discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the 2013 proxy statement for filing with the Securities and Exchange Commission.

Elizabeth Valk Long, Chairman

Jerri L. DeVard

John R. Thompson

Compensation Committee Interlocks and Insider Participation

The Board established a Compensation Committee in August 2004 composed of independent Directors. The members of the Compensation Committee are Ms. DeVard, Ms. Long and Mr. Thompson. None of these Directors are our employees or former employees, and none has any direct or indirect material interest in or relationship with us outside of his or her position as a Director. In addition, none of our executive officers serves as a member of a Board or compensation committee of any entity that has one or more executive officers who serves on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are H.W. McKay Belk, John R. Thompson and John L. Townsend, III. Mr. Thompson and Mr. Townsend are independent Directors in accordance with Nasdaq listing standards. Mr. Townsend is the Chairman of the Nominating and Corporate Governance Committee. During fiscal year 2013, the Nominating and Corporate Governance Committee held two meetings.

The Nominating and Corporate Governance Committee has adopted a charter, which was last amended in December 2009. A copy of the charter is available on the Corporate Governance page of our website at www.belk.com. The Nominating and Corporate Governance Committee’s primary responsibilities include identifying individuals qualified to become Board members and recommending director nominees to the Board prior to each annual meeting of stockholders, and reviewing our Corporate Governance Guidelines and other governance issues and making recommendations regarding best practices and possible modifications.

Selection of Nominees for Director

The Board has the responsibility for reviewing and recommending nominees for membership on the Board, and the Board has delegated to the Nominating and Corporate Governance Committee the responsibility for reviewing and recommending nominees for membership on the Board.

Board nominees are considered based upon various criteria. Nominees must have integrity, accountability, judgment and perspective. In addition, nominees are chosen based on their leadership and business experience, as well as their ability to contribute toward governance, oversight and strategic decision-making. The Nominating and Corporate Governance Committee considers the diversity of experience, qualifications, attributes and skills that a potential nominee would bring to the Board in identifying nominees for Director.

The Nominating and Corporate Governance Committee is responsible for recommending nominees for election to the Board at each Annual Meeting and for identifying one or more nominees to fill any vacancies that may occur on the Board. The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for Director. Nominees may come to the attention of the Nominating and Corporate Governance Committee through current Board members, stockholders or other persons. The Nominating and Corporate Governance Committee may also engage third party search firms experienced in identifying qualified Board candidates to assist in identifying potential nominees. Evaluations of prospective nominees typically include a review of the nominee’s background and qualifications by the Nominating Committee, interviews with the Nominating Committee as a whole, with one or more members of the Nominating Committee, or with one or more other Board members, and discussions of the Nominating Committee and the full Board. The Nominating Committee then recommends nominees to the full Board, with the full Board selecting the nominees to be nominated for election by the stockholders or to be elected by the Board to fill a vacancy.

The Board will consider candidates recommended by stockholders, and any stockholder who wishes to recommend a person to be considered for nomination by the Board may do so by submitting the candidate’s name and qualifications in writing to Belk, Inc. Board, c/o Corporate Secretary, 2801 West Tyvola Road, Charlotte, North Carolina 28217. Stockholders may directly nominate persons for Director in accordance with the provisions of our Certificate of Incorporation, a copy of which is on file with the Securities and Exchange Commission.

Related Person Transactions

It is our policy that any proposed transaction involving Belk and a related person (including our Directors, executive officers, 10% stockholders and immediate family members of the foregoing) must be brought to the Board for review and approval prior to entering into the transaction. In accordance with this policy, a proposed transaction is analyzed by the Board, and the full Board votes on whether to permit the transaction. However, if the person proposing the transaction is a Director, the Director recuses himself or herself from the Board’s discussion and vote. There have been no related person transactions since the beginning of fiscal year 2013.

COMMON STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of shares of Class A and Class B Common Stock as of April 12, 2013 held by:

•	each of the Directors;

•	the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers, calculated in accordance with SEC rules and regulations, during fiscal year 2013;

•	all Directors and executive officers as a group; and

•	each stockholder that holds more than 5% of the outstanding shares of our Class A or Class B Common Stock:

Name of Beneficial Owner	Shares of Class A Common Stock Beneficially Owned(1)		Percent of Class(2)	Shares of Class B Common Stock Beneficially Owned(1)		Percent of Class(3)
Directors and Executive Officers:
Thomas M. Belk, Jr.	3,851,428	(4)	9.2	64,799	(5)	5.4
H.W. McKay Belk	3,364,737	(6)	8.0	2,696		*
John R. Belk	3,966,631	(7)	9.5	68,171	(8)	5.7
Erskine B. Bowles	—		*	5,663		*
Jerri L. DeVard	—		*	9,125		*
Elizabeth Valk Long	—		*	21,327		1.8
Thomas C. Nelson	—		*	24,778		2.1
John R. Thompson	—		*	19,327		1.6
John L. Townsend, III	—		*	20,327		1.7
Ralph A. Pitts	—		*	43,020		3.6
Brian T. Marley	—		*	66,626		5.6
Kathryn Bufano	—		*	26,248		2.2
All Directors and executive officers as a group (12 persons)	6,515,218		15.6	372,107		31.0
Other Five Percent Stockholders:
Claudia W. Belk	5,563,664	(9)	13.3	—		*
John M. Belk Educational Endowment	4,214,174	(10)	10.1	—		*
Mary Claudia Belk Pilon	7,662,488	(11)	18.3	17,773	(12)	1.5
Sarah Belk Gambrell	9,678,888	(13)	23.1	454		*
Katherine McKay Belk	4,969,466	(14)	11.9	79,260	(15)	6.6
Katherine Belk Morris	13,329,566	(16)	31.9	—		*
J. Kirk Glenn, Jr.	2,006,349	(17)	4.8	16,664		1.4
B. Frank Matthews, II	2,642,448	(18)	6.3	—		*
Susan N. Jamison	6,045,653	(19)	14.5	25,234		2.1

*	Beneficial ownership represents less than 1% of the applicable class of Belk’s outstanding common stock.

(1)	Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named above have sole voting and investment power with respect to all shares of Class A Common Stock and Class B Common Stock shown as being beneficially owned by them.

(2)	41,813,861 shares of Class A Common Stock were outstanding as of April 12, 2013.

(3)	1,199,884 shares of Class B Common Stock were outstanding as of April 12, 2013.

(4)	Includes:

•	168,948 shares held by Thomas M. Belk, Jr. Grantor Retained Annuity Trust dated January 27, 2006.

•	167,039 shares held by Thomas M. Belk, Jr. Grantor Retained Annuity Trust dated 12/17/2010.

•	40,891 shares held by Thomas M. Belk, Jr. as custodian for his minor children.

•	34,380 shares held by Sarah Fortune Belk Revocable Trust dated 12/11/07. His wife is the trustee.

•

145,689 shares held by Adelaide Lucinda Fortune Belk Irrevocable Trust dated August 23, 2010. Adelaide Lucinda Fortune Belk, Thomas M. Belk, Jr. and Sarah F. Belk, the trustees, share voting and investment power.

•

36,765 shares held by Thomas M. Belk, Jr. & Sarah F. Belk Family Wealth Preservation Trust dated November 28, 2012, f/b/o Adelaide Lucinda Fortune Belk. Adelaide Lucinda Fortune Belk and his wife, Sarah F. Belk, the trustees, share voting and investment power.

•	142,728 shares held by Thomas M. Belk, III Irrevocable Trust dated September 7, 2010. Thomas M. Belk, III, Thomas M. Belk, Jr. and Sarah F. Belk, the trustees, share voting and investment power.

•

36,765 shares held by Thomas M. Belk, Jr. & Sarah F. Belk Family Wealth Preservation Trust dated November 28, 2012, f/b/o Thomas M. Belk, III. Thomas M. Belk, III and his wife, Sarah F. Belk, the trustees, share voting and investment power.

•	141,677 shares held by Katherine McKay Belk Irrevocable Trust dated August 29, 2012. Katherine M. Belk, Thomas M. Belk, Jr. and Sarah F. Belk, the trustees, share voting and investment power.

•

36,765 shares held by Thomas M. Belk, Jr. & Sarah F. Belk Family Wealth Preservation Trust dated November 28, 2012, f/b/o Katherine McKay Belk. Katherine McKay Belk and his wife, Sarah F. Belk, the trustees, share voting and investment power.

•

36,765 shares held by Thomas M. Belk, Jr. & Sarah F. Belk Family Wealth Preservation Trust dated November 28, 2012, f/b/o Margaret Elizabeth Belk. His wife, Sarah F. Belk, the trustee, has voting and investment power.

•

36,765 shares held by Thomas M. Belk, Jr. & Sarah F. Belk Family Wealth Preservation Trust dated November 28, 2012, f/b/o Louisa Alexandra Belk. His wife, Sarah F. Belk, the trustee, has voting and investment power.

•

1,221,842 shares held by Brothers Investment Company, a corporation equally owned by John M. Belk QTIP GST Non-Exempt Marital Trust Wells Fargo Bank, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) and the heirs of Thomas M. Belk. The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, heirs of Thomas M. Belk, share voting and investment power.

•	444,212 shares held by Milburn Investment Company. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris share voting and investment power.

•

537,517 shares held by Katherine McKay Belk Irrevocable Trust dated November 6, 2000. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, the trustees, share voting and investment power.

•	130,218 shares held by Katherine and Thomas Belk Foundation, Inc. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris share voting and investment power.

•	89,021 of these shares are subject to pledge.

(5)	Includes:

•	624 shares held by Thomas M. Belk, Jr. as custodian for his minor children.

•

1,720 shares held by Adelaide Lucinda Fortune Belk Irrevocable Trust dated August 23, 2010. Adelaide Lucinda Fortune Belk, Thomas M. Belk, Jr. and Sarah F. Belk, the trustees, share voting and investment power.

•	4,681 shares held by Thomas M. Belk, III Irrevocable Trust dated September 7, 2010. Thomas M. Belk, III, Thomas M. Belk, Jr. and Sarah F. Belk, the trustees, share voting and investment power.

•	5,732 shares held by Katherine McKay Belk Irrevocable Trust dated August 29, 2012. Katherine M. Belk, Thomas M. Belk, Jr. and Sarah F. Belk, the trustees, share voting and investment power.

(6)	Includes:

•	159,721 shares held by H.W. McKay Belk Grantor Retained Annuity Trust dated June 16, 2006.

•	90,398 shares held by H.W. McKay Belk 2010 Grantor Retained Annuity Trust.

•	25,311 shares held by H.W. McKay Belk as custodian for his minor children.

•	142,292 shares held by Katherine Whitner Belk Irrevocable Trust dated April 9, 2008. Katherine Whitner Belk, Nina Ferguson Belk and H.W. McKay Belk, the trustees, share voting and investment power.

•	142,292 shares held by Nina Cabell Belk Irrevocable Trust dated April 4, 2008. Nina Cabell Belk, Nina Ferguson Belk and H.W. McKay Belk, the trustees, share voting and investment power.

•

142,292 shares held by The Hamilton Witherspoon McKay Belk, Jr. Irrevocable Trust dated October 22, 2010. Hamilton Witherspoon McKay Belk, Jr., Nina Ferguson Belk and H.W. McKay Belk, the trustees, share voting and investment power.

•	1,977 shares held by Nina F. Belk, his wife.

•	149,527 shares held by Tres Casas Lodging, LLC, H.W. McKay Belk and Nina F. Belk, co-managers, share voting and investment power.

•

1,221,842 shares held by Brothers Investment Company, a corporation equally owned by John M. Belk QTIP GST Non-Exempt Marital Trust Wells Fargo Bank, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) and the heirs of Thomas M. Belk. The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, heirs of Thomas M. Belk, share voting and investment power.

•	444,212 shares held by Milburn Investment Company. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris share voting and investment power.

•

537,517 shares held by Katherine McKay Belk Irrevocable Trust dated November 6, 2000. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, the trustees, share voting and investment power.

•	130,218 shares held by Katherine and Thomas Belk Foundation, Inc. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris share voting and investment power.

(7)	Includes:

•	168,612 shares held by John R. Belk Grantor Retained Annuity Trust dated January 23, 2006.

•	226,145 shares held by John R. Belk Grantor Annuity Trust dated October 12, 2009.

•	168,185 shares held by John R. Belk Grantor Annuity Trust dated October 22, 2010.

•	74,777 shares held by John R. Belk as custodian for his minor child.

•	209,569 shares held by Kimberly Dupree Belk Revocable Trust dated July 27, 2007. His wife is the trustee.

•	188,426 shares held by Anna Dupree Belk Irrevocable Trust dated May 28, 2010. Anna Dupree Belk, John R. Belk and Kimberly D. Belk, the trustees, share voting and investment power.

•

61,275 shares held by John R. Belk & Kimberly D. Belk Family Wealth Preservation Trust dated December 21, 2012, f/b/o Anna Dupree Belk. Anna Dupree Belk and his wife, Kimberly D. Belk, the trustees, share voting and investment power.

•	188,427 shares held by John Robert Belk, Jr. Irrevocable Trust dated August 11, 2011. John Robert Belk, Jr., John R. Belk and Kimberly D. Belk, the trustees, share voting and investment power.

•

61,275 shares held by John R. Belk & Kimberly D. Belk Family Wealth Preservation Trust dated December 21, 2012, f/b/o John Robert Belk, Jr. John Robert Belk, Jr. and his wife, Kimberly D. Belk, the trustees, share voting and investment power.

•

61,275 shares held by John R. Belk & Kimberly D. Belk Family Wealth Preservation Trust dated December 21, 2012, f/b/o Frances Whitner Belk. Frances Whitner Belk and his wife, Kimberly D. Belk, the trustees, share voting and investment power.

•

1,221,842 shares held by Brothers Investment Company, a corporation equally owned by John M. Belk QTIP GST Non-Exempt Marital Trust Wells Fargo Bank, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) and the heirs of Thomas M. Belk. The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, heirs of Thomas M. Belk, share voting and investment power.

•	444,212 shares held by Milburn Investment Company. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris share voting and investment power.

•

537,517 shares held by Katherine McKay Belk Irrevocable Trust dated November 6, 2000. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, the trustees, share voting and investment power.

•	130,218 shares held by Katherine and Thomas Belk Foundation, Inc. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris share voting and investment power.

•	84,034 of these shares are subject to pledge.

(8)	Includes:

•	2,253 shares held by John R. Belk as custodian for his minor child.

•	18,700 shares are held by Anna Dupree Belk Irrevocable Trust dated May 28, 2010. Anna Dupree Belk, John R. Belk and Kimberly D. Belk, the trustees, share voting and investment power.

•	18,699 shares held by John Robert Belk, Jr. Irrevocable Trust dated August 11, 2011. John Robert Belk, Jr., John R. Belk and Kimberly D. Belk, the trustees, share voting and investment power.

(9)	Includes:

•	615,702 shares held by Wells Fargo Bank, N.A., et al, Trustees U/A dated 12/29/76 with John M. Belk f/b/o Claudia W. Belk. Voting and investment power is vested in Wells Fargo Bank, N.A., the trustee.

•	1,521,761 shares held by John M. Belk QTIP GST Non-Exempt Marital Trust Wells Fargo Bank, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees. The co-trustees share voting and investment power.

•	21,519 shares held by John M. Belk QTIP GST Exempt Marital Trust Wells Fargo Bank, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees. The co-trustees share voting and investment power.

•	102,070 shares held by Mary Claudia Belk Irrevocable Trust dated 1/4/94. Voting and investment power is vested in Claudia W. Belk, the trustee.

•

2,079,910 shares held by Montgomery Investment Company, a corporation owned by John M. Belk QTIP GST Non-Exempt Marital Trust Wells Fargo Bank, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) as the majority shareholder and Mary Claudia Belk Irrevocable Trust dated 1/4/94. The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Claudia W. Belk, trustee of Mary Claudia Belk Irrevocable Trust dated 1/4/94 share voting and investment power.

•

1,221,842 shares held by Brothers Investment Company, a corporation equally owned by John M. Belk QTIP GST Non-Exempt Marital Trust Wells Fargo Bank, N.A., Susan N. Jamison and Katherine B. Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) and the heirs of Thomas M. Belk. The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, heirs of Thomas M. Belk, share voting and investment power.

Claudia W. Belk’s address is 2801 West Tyvola Road, Charlotte, North Carolina 28217.

(10)	Includes:

•	4,214,174 shares held by John M. Belk Educational Endowment. Mary Claudia Belk Pilon and Katherine Belk Morris share voting and investment power.

•	John M. Belk Educational Endowment’s address is 2801 West Tyvola Road, Charlotte, North Carolina 28217.

(11)	Includes:

•	102,070 shares held by Mary Claudia Belk Irrevocable Trust dated 1/4/94. Voting and investment power is vested in Claudia W. Belk, the trustee.

•

703,863 shares held by Mary Claudia Belk Irrevocable Trust dated January 22, 1999. Mary Claudia Belk Pilon, Katherine Belk Morris, Susan N. Jamison and Wells Fargo Bank, N.A., the trustees, share voting and investment power.

•

496,758 shares held by John M. Belk GST Non Exempt Trust fbo Mary Claudia Belk Pilon Wells Fargo Bank, N.A., Susan N. Jamison and Katherine B. Morris, Co-Trustees. The co-trustees share voting and investment power.

•	55,871 shares held by Mary Claudia Belk Pilon as custodian for her minor children.

•	1,145 shares held by Jeffrey N. Pilon, her husband.

•

2,079,910 shares held by Montgomery Investment Company, a corporation owned by John M. Belk QTIP GST Non-Exempt Marital Trust Wells Fargo Bank, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) as the majority shareholder and Mary Claudia Belk Irrevocable Trust dated 1/4/94. The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Claudia W. Belk, trustee of Mary Claudia Belk Irrevocable Trust dated 1/4/94 share voting and investment power.

•	4,214,174 shares held by John M. Belk Educational Endowment. Mary Claudia Belk Pilon and Katherine Belk Morris share voting and investment power.

(12)	Includes:

•	17,773 shares held by Mary Claudia Belk Pilon as custodian for her minor children.

Mary Claudia Belk Pilon’s address is 2801 West Tyvola Road, Charlotte, North Carolina 28217.

(13)	Includes:

•	186,078 shares held by Gambrell Legacy, LLC. Voting and investment power is vested in Sarah Belk Gambrell.

•

1,140,080 shares held in several trusts established by the Will of W.H. Belk for the benefit of his children. Voting and investment power of the trusts for John M. Belk and Thomas M. Belk is held by Sarah Belk Gambrell. Voting and investment power of the trusts for Sarah Belk Gambrell, W.H. Belk, Jr. and Henderson Belk is shared by Sarah Belk Gambrell and Irwin Belk.

•

1,436,385 shares held in several trusts established by the Will of Mary I. Belk for the benefit of her children. Voting and investment power of the trusts for John M. Belk and Thomas M. Belk is held by Sarah Belk Gambrell. Voting and investment power of the trusts for Sarah Belk Gambrell, W.H. Belk, Jr. and Henderson Belk is shared by Sarah Belk Gambrell and Irwin Belk.

Sarah Belk Gambrell’s address is 2801 West Tyvola Road, Charlotte, North Carolina 28217.

(14)	Includes:

•	328,079 shares held by Katherine McKay Belk Cook Charitable Remainder Unitrust dated 11/1/02.

•	257,646 shares held by Katherine McKay Belk Grantor Retained Annuity Trust Number Eight dated April 26, 2010.

•	341,381 shares held by Katherine McKay Belk Grantor Retained Annuity Trust Number Nine dated April 26, 2010.

•	522,056 shares held by Katherine McKay Belk Grantor Retained Annuity Trust Number Ten dated April 26, 2010.

•	302,021 shares held by Katherine McKay Belk 2012 Grantor Retained Annuity Trust dated July 24, 2012.

•	563,412 shares held as custodian for her minor grandchildren.

•	100 shares held by James Fielder Cook (deceased), her husband.

•

1,221,842 shares held by Brothers Investment Company, a corporation equally owned by John M. Belk QTIP GST Non-Exempt Marital Trust Wells Fargo Bank, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) and the heirs of Thomas M. Belk. The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, heirs of Thomas M. Belk, share voting and investment power.

•	444,212 shares held by Milburn Investment Company. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris share voting and investment power.

•	130,218 shares held by Katherine and Thomas Belk Foundation, Inc. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris share voting and investment power.

(15)	Includes:

•	79,260 shares held as custodian for her minor grandchildren.

Katherine McKay Belk’s address is 2801 West Tyvola Road, Charlotte, North Carolina 28217.

(16)	Includes:

•	327,036 shares held by Katherine B. Morris Grantor Retained Annuity Trust dated September 8, 2004.

•	5,319 shares held by Katherine Belk Morris 2008 Grantor Retained Annuity Trust Number One dated May 27, 2008.

•	15,262 shares held by Katherine Belk Morris 2008 Grantor Retained Annuity Trust Number Two dated May 27, 2008.

•	21,123 shares held by Katherine Belk Morris 2010 Grantor Retained Annuity Trust Number One dated August 30, 2010.

•	25,819 shares held by Katherine Belk Morris 2010 Grantor Retained Annuity Trust Number Two dated August 30, 2010.

•	30,451 shares held by Katherine Belk Morris 2010 Grantor Retained Annuity Trust Number Three dated August 30, 2010.

•	31,777 shares held by Katherine Belk Morris 2010 Grantor Retained Annuity Trust Number Four dated August 30, 2010.

•	32,764 shares held by Katherine Belk Morris 2010 Grantor Retained Annuity Trust Number Five dated August 30, 2010.

•	141,824 shares held by Katherine Belk Morris 2011 Grantor Retained Annuity Trust Number One dated November 30, 2011.

•

194,433 shares held by Miss Katherine Belk Morris Irrevocable Trust dated January 10, 2003. Katherine Belk Morris and her husband, Charles Walker Morris, the trustees, share voting and investment power.

•

24,500 shares held by Katherine Belk Morris Family Wealth Preservation Trust dated December 21, 2012, f/b/o Katherine Morris Stanley. Her husband, Charles Walker Morris, the trustee, has voting and investment power.

•	194,433 shares held by Rebecca Price Morris Irrevocable Trust dated January 6, 2009. Katherine Belk Morris and her husband, Charles Walker Morris, the trustees, share voting and investment power.

•

24,500 shares held by Katherine Belk Morris Family Wealth Preservation Trust dated December 21, 2012, f/b/o Rebecca Price Morris. Her husband, Charles Walker Morris, the trustee, has voting and investment power.

•	194,433 shares held by Charles Walker Morris, Jr. Irrevocable Trust dated May 25, 2005. Katherine Belk Morris and her husband, Charles Walker Morris, the trustees, share voting and investment power.

•

24,500 shares held by Katherine Belk Morris Family Wealth Preservation Trust dated December 21, 2012, f/b/o Charles Walker Morris, Jr. Her husband, Charles Walker Morris, the trustee, has voting and investment power.

•	35,891 shares held by Charles Walker Morris Revocable Trust dated September 8, 2004. Her husband is the trustee.

•

1,221,842 shares held by Brothers Investment Company, a corporation equally owned by John M. Belk QTIP GST Non-Exempt Marital Trust Wells Fargo Bank, N.A., Susan N. Jamison and Katherine B. Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) and the heirs of Thomas M. Belk. The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, heirs of Thomas M. Belk, share voting and investment power.

•	444,212 shares held by Milburn Investment Company. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris share voting and investment power.

•

2,079,910 shares held by Montgomery Investment Company, a corporation owned by John M. Belk QTIP GST Non-Exempt Marital Trust Wells Fargo Bank, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) as the majority shareholder and Mary Claudia Belk Irrevocable Trust dated 1/4/94.The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Claudia W. Belk, trustee of Mary Claudia Belk Irrevocable Trust dated 1/4/94 share voting and investment power.

•

537,517 shares held by Katherine McKay Belk Irrevocable Trust dated November 6, 2000. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, the trustees, share voting and investment power.

•	130,218 shares held by Katherine and Thomas Belk Foundation, Inc. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris share voting and investment power.

•

703,863 shares held by Mary Claudia Belk Irrevocable Trust dated January 22, 1999. Mary Claudia Belk Pilon, Katherine Belk Morris, Susan N. Jamison and Wells Fargo Bank, N.A., the trustees, share voting and investment power.

•

1,521,761 shares held by John M. Belk QTIP GST Non-Exempt Marital Trust Wells Fargo Bank, N.A., Susan N. Jamison and Katherine B. Morris, Co-Trustees. The co-trustees share voting and investment power.

•	21,519 shares held by John M. Belk QTIP GST Exempt Marital Trust Wells Fargo Bank, N.A., Susan N. Jamison and Katherine B. Morris, Co-Trustees. The co-trustees share voting and investment power.

•

496,758 shares held by John M. Belk GST Non Exempt Trust fbo Mary Claudia Belk Pilon Wells Fargo Bank, N.A., Susan N. Jamison and Katherine B. Morris, Co-Trustees. The co-trustees share voting and investment power.

•	4,214,174 shares held by John M. Belk Educational Endowment. Mary Claudia Belk Pilon and Katherine Belk Morris share voting and investment power.

Katherine Belk Morris’ address is 2801 West Tyvola Road, Charlotte, North Carolina 28217.

(17)	Includes:

•	871 shares held by Madlon C. Glenn, his wife.

•

1,150,000 shares held by Bank of America, N.A., Successor Trustee Daisy Belk Mattox Trustee Under Will Dtd 12/22/52, Modified 01/25/10. Voting power is vested in Bank of America, N.A., Successor Trustee, and investment power is vested in J. Kirk Glenn, Jr., Special Trustee.

•	244,870 shares held by John Belk Stevens Trust U/W ITEM III, Section C f/b/o James Kirk Glenn, Jr., et al. Voting and investment power is vested in J. Kirk Glenn, Jr., the trustee.

J. Kirk Glenn, Jr.’s address is P.O. Box 2736, Winston-Salem, North Carolina 27102.

(18)	Includes:

•

142,535 shares held by First Union National Bank of N.C., B. FrankMatthews, II and Annabelle Z. Royster, co-trustees under the Will of J.H. Matthews, Jr. The co-trustees have voting and investment powers.

•	500 shares held by Betty C. Matthews, his wife.

•

66,141 shares held by Robinson Investment Company; 425,077 shares held by Matthews Group Limited Partnership; 205,933 shares held by Elizabeth Matthews Welton Family Limited Partnership Phase II; and 1,800,000 shares held by the David Belk Cannon Foundation.

B. Frank Matthews, II’s address is P.O. Box 3737, Gastonia, North Carolina 28054.

(19)	Includes:

•

1,221,842 shares held by Brothers Investment Company, a corporation equally owned by John M. Belk QTIP GST Non-Exempt Marital Trust Wells Fargo Bank, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) and the heirs of Thomas M. Belk. The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, heirs of Thomas M. Belk, share voting and investment power.

•

2,079,910 shares held by Montgomery Investment Company, a corporation owned by John M. Belk QTIP GST Non-Exempt Marital Trust Wells Fargo Bank, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) as the majority shareholder and Mary Claudia Belk Irrevocable Trust dated 1/4/94.The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Claudia W. Belk, trustee of Mary Claudia Belk Irrevocable Trust dated 1/4/94 share voting and investment power.

•

1,521,761 shares held by John M. Belk QTIP GST Non-Exempt Marital Trust Wells Fargo Bank, N.A., Susan N. Jamison and Katherine B. Morris, Co-Trustees. The co-trustees share voting and investment power.

•	21,519 shares held by John M. Belk QTIP GST Exempt Marital Trust Wells Fargo Bank, N.A., Susan N. Jamison and Katherine B. Morris, Co-Trustees. The co-trustees share voting and investment power.

•

496,758 shares held by John M. Belk GST Non Exempt Trust fbo Mary Claudia Belk Pilon Wells Fargo Bank, N.A., Susan N. Jamison and Katherine B. Morris, Co-Trustees. The co-trustees share voting and investment power.

•

703,863 shares held by Mary Claudia Belk Irrevocable Trust dated January 22, 1999. Mary Claudia Belk Pilon, Katherine Belk Morris, Susan N. Jamison and Wells Fargo Bank, N.A., the trustees, share voting and investment power.

Susan N. Jamison’s address is 2801 West Tyvola Road, Charlotte, North Carolina 28217.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides information regarding the fiscal year 2013 compensation program for our Chief Executive Officer, Chief Financial Officer and the three other most highly-compensated executive officers for fiscal year 2013, calculated in accordance with SEC rules and regulations (collectively, the “NEOs”). It includes information regarding, among other things, the overall objectives and operation of our compensation program and each of its elements. Additionally, this CD&A discusses the role of the Compensation Committee (the “Committee”) in the governance and decision making associated with our executive compensation program.

Our NEOs for fiscal year 2013 are as follows:

•	Thomas M. Belk, Jr. — Chairman of the Board, Chief Executive Officer and Director (“CEO”);

•	Brian T. Marley — Executive Vice President and Chief Financial Officer (“CFO”);

•	John R. Belk — President, Chief Operating Officer and Director;

•	Kathryn Bufano — President and Chief Merchandising Officer; and

•	Ralph A. Pitts — Executive Vice President, General Counsel and Secretary.

On November 1, 2012, Mr. Marley announced his retirement as Executive Vice President and CFO, effective May 4, 2013. Pursuant to a Transition Agreement dated November 1, 2012, Mr. Marley will continue as an employee through May 4, 2013 and following his retirement, Mr. Marley will serve as a consultant to us for twelve months to assist in the transition of his responsibilities and to provide advice on various financial matters. On November 1, 2012, we also announced that Adam M. Orvos, who currently serves as our Executive Vice President Human Resources, will assume the role of Executive Vice President and CFO effective May 5, 2013.

Executive Summary

Fiscal Year 2013 Business Performance

In fiscal year 2013, we outperformed many of our key competitors and exceeded our performance goals in both sales and profitability. Comparable store sales increased 6.3% for the year on a 52-week versus 52-week basis, and 7.5% on a 53-week versus 52-week basis. Net income for the 53-week period ended February 2, 2013 increased 2.9% to $188.4 million compared to the prior-year 52-week period ended January 28, 2012.

Summary of Key Compensation Decisions for Fiscal Year 2013

The key compensation decisions by the Committee for fiscal year 2013 are listed below.

•

Merit-Based Salary Increases.    In fiscal year 2013, merit-based salary increases were made for all associates across the Company as a whole who were performing at an expected level. For the NEOs, the average salary increase was 4.5%. The effective date of the increase was March 18, 2012.

•

Fiscal Year 2013 Annual Incentive Plan.    Fiscal year 2013 awards under the Annual Incentive Plan were based on earnings before interest and taxes (“EBIT”) and sales achievement compared to our overall annual financial plan. The Committee approved the specific achievement level scale for each measure as well as an “overperformance” opportunity (the overperformance award) that would reward exceptional performance. For fiscal year 2013, we exceeded our EBIT and sales targets, and each NEO earned an award in excess of target. No overperformance awards were made.

•

Fiscal Year 2013 Executive Long-Term Incentive (“LTI”) Plan.    Fiscal year 2013 awards were based upon performance goals of sales, EBIT as a percentage of sales and return on invested capital (“ROIC”). We exceeded our sales target, met our EBIT percentage target and came in just under our ROIC target for fiscal year 2013, and each NEO earned an award in excess of target.

•

2011-2013 Stretch Incentive Plan (“SIP”).    Awards for the period that began on the third quarter of fiscal year 2011 and ended on the last day of fiscal year 2013 were based upon performance goals of cumulative sales and cumulative EBIT. We exceeded our cumulative sales target and came in just under our cumulative EBIT targets for the performance period, and each NEO earned an award in excess of target.

Compensation and Governance Practices

We believe that our compensation programs encourage executive decision-making that is aligned with the long-term interests of our stockholders by tying a significant portion of pay to Company performance. Other compensation and governance practices that support these principles include the following:

•	Mitigate Undue Risk: Our compensation practices provide a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics.

•

Cash Incentive Awards are Performance Based:    The awards we make under our Annual Incentive Plan require that we achieve performance goals for EBIT and certain sales measures for the awards to be earned.

•	Equity Awards are Performance Based: The LTI and SIP awards we grant require that we achieve performance goals related to sales, EBIT and ROIC for the awards to be earned.

•

Award Caps:    Incentive awards include minimum and maximum performance thresholds with funding that is based on actual results measured against the pre-approved goals that are clearly defined in all plans

•	Modest Perquisites: We provide only modest perquisites to our executive officers.

•	No Employment Agreements: We do not enter into employment agreements with any of our executive officers.

•	No Guaranteed Severance of Change in Control Arrangements: We do not have a separate change in control or severance agreement with any of our executive officers.

•

No Conflict of Interest with Compensation Consultants:    The Compensation Committee engages a compensation consulting firm to provide advice regarding executive compensation. Management also engages a compensation consulting firm that provides advice regarding executive compensation, as well as assisting in other compensation matters. The Committee concluded that that the work of the consultants in fiscal year 2013 did not raise any conflicts of interest.

•	Stock Ownership Guidelines: We have stock ownership guidelines for our executive officers, including a target ownership of at least two times annual base salary for the NEOs.

•	Declassified Board: In fiscal year 2013, we amended our Certificate of Incorporation and Bylaws to eliminate the classified Board structure and provide for the annual election of Directors.

Compensation Committee Overview

Charter.    The Committee operates under the terms of a written charter, most recently amended by the Board in April 2010. The duties, responsibilities, and procedures of the Committee are governed by this charter. A copy of the charter is available at www.belk.com.

Scope of Authority.    The Committee is responsible for reviewing and approving the compensation paid to our executive officers. The Committee sets our equity grant policies, administers our compensation plans, and reviews and makes recommendations with respect to underlying compensation plan design. Additionally, the Committee recommends for Board approval the compensation for our non-employee Directors. The Committee Chair reports regularly to the Board.

Independence of Directors.    The Committee consists of three Directors, all of whom are independent within the meaning of applicable regulations. Additionally, each member of the Committee is a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934 and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. Our current Committee members are Elizabeth Valk Long, who is the Committee Chair, John R. Thompson and Jerri L. DeVard.

Management Participation in Meetings.    Members of management are regularly invited to participate in Committee meetings. Our CEO, Executive Vice President Human Resources, and Vice President Compensation, Benefits and Payroll attend Committee meetings regularly. Our Vice President Controller and Executive Vice President General Counsel also frequently participate. Management’s role is to provide input and analysis for the Committee’s discussions. Although management makes recommendations with respect to compensation, the final determination for executive and Director compensation rests with the Committee.

Executive Sessions.    The Committee meets in executive session from time to time in which only the Committee members participate and may include the Committee’s independent compensation consultant. The executive sessions generally focus on setting our CEO’s compensation and performance goals and reviewing his performance each year.

Compensation Consultants

Scope of Engagement

In accordance with its charter, the Committee has the authority to engage compensation consultants. For fiscal year 2013, the Committee engaged Pay Governance LLC (“Pay Governance”) as its independent compensation consultant. Pay Governance provided the following services to the Committee in fiscal year 2013:

•	data and insights with respect to plan design for our executive and Director compensation programs to be fair, reasonable and consistent with our compensation objectives and policies;

•	considerations with respect to and preparation of comparator data; and

•	review and comment on the CD&A.

Pay Governance has not been engaged to provide any other services to the Company.

The Company engaged Towers Watson to provide additional consulting services with respect to compensation. In fiscal year 2013, Towers Watson provided the following services to the Company:

•	benefits, retirement and investment consulting services with respect to compensatory plans that apply to a broad range of employees;

•	preparation of comparator data; and

•	insights with respect to our executive compensation programs.

Although the Committee considers the advice it receives from the consultants, the Committee is responsible for making final decisions as to the amount and form of compensation and the performance targets under our incentive compensation plans.

Compensation Consultant Conflict of Interest Assessment

In light of new SEC rules, the Company requested and received information from Pay Governance and Towers Watson addressing potential conflicts of interest, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any company stock owned by the individual consultants involved in the engagement; (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Based on an assessment of these factors, including information gathered from directors and executive officers addressing business or personal relationships with the consulting firm or the individual consultants, the Compensation Committee concluded that the work of the consultants did not raise any conflict of interest.

Executive Compensation Guiding Principles

Our executive compensation program is designed to provide a rational, consistent and fair reward system. In making its decisions, the Committee takes into account our financial condition, the interests of our stockholders and the need to compensate individuals competitively and fairly for their contributions to Belk. The compensation principles used to guide the Committee’s decisions for fiscal year 2013 are as follows:

Component	Executive Compensation Guiding Principles
Business and Stockholder Alignment	• Compensation is used to retain and attract talented, highly skilled, and committed people who can embrace, expand and execute our vision for success.

•   Incentive arrangements in particular are intended to create ownership in our success and drive the executive actions and behaviors that improve profitability and maximize the overall economic value realized by our stockholders.

Performance Focus	• We compensate our executives for performance versus our overall financial plans. We use measurable objectives for our NEOs and all other executives.
• Awards delivered by our compensation plans reflect key performance standards related to achievement of our strategic, financial and operational goals.

•   Performance goals focus on measures that drive organizational financial success and stockholder value creation such as return on invested capital, earnings before interest and taxes, and sales. Successful achievement is determined against our overall financial plans.

• The performance measures, goals and payout opportunities are reviewed and, as appropriate, updated each year.

Comparability to Peers	• We consider the talent marketplace and competitive landscape in establishing a basis for fair compensation.
• Compensation levels are compared to publicly traded department store retailers, employers in the retail industry and general industry employers.
• Compensation design may include comparison to similarly performing peers in other industries.
• General compensation practices are evaluated in comparison to retailer and general industry peers.

Elements of Rewards and Pay Positioning

•   Our compensation opportunities generally include base salary, cash and equity incentive plans, and special circumstance incentive arrangements that promote retention and reward truly outstanding performance.

Component	Executive Compensation Guiding Principles

•   To retain and attract the necessary management talent, compensation generally is positioned at the market median. However, top performing executives may earn total pay opportunities up to the top quartile of the competitive market.

• While incentive plan targets are set at median, actual payouts may be above or below the median depending upon company performance and stock value fluctuations.
• Compensation is considered as only one element of the larger employee value proposition that we offer.

Variable Pay	• Our executives’ total compensation package emphasizes variable incentive pay.
• Approximately 60% to 80% of the total pay opportunity for NEOs is delivered through awards earned under our performance-based incentive compensation plans.

Comparator Data

To assist in establishing appropriate compensation levels, the Committee selects a group of comparator companies and asks the Company’s compensation consultant, Towers Watson, to compile applicable proxy compensation data for those companies. The Committee also asks the consultant to provide relevant published survey data with respect to compensation levels. The data gathered is intended to inform the Committee’s decision making. The data is also evaluated in light of our strategic and talent management objectives. The comparator data is only one of several factors considered by the Committee in making compensation decisions. The Committee assigns no particular weight to the comparator data.

In selecting comparator companies, the Committee noted that Belk has a unique regional focus, ownership structure and size, and that there are no other public companies that share these particular characteristics. As a result, the selection of companies for the comparator group was based on an assessment of various retail companies, including some national department stores and retailers, as competitors for both executive talent and customers. Market area and similarity in business model were also considered in determining the comparator group. For fiscal year 2013, the Committee chose to examine proxy data from the following companies: Abercrombie & Fitch Co., Aeropostale Inc., American Eagle Outfitters Inc., Ann Inc., Bed Bath & Beyond Inc., Bon-Ton Stores, Inc., Dillard’s, Inc., GAP, Inc., J.C. Penney Company, Inc., Kohl’s Corporation, Limited Brands, Inc., Macy’s Inc., Nordstrom Inc., Saks Inc., The Talbots Inc., The TJX Companies, Inc. and Williams Sonoma Inc.

The Committee also reviewed data from published surveys of Towers Watson, Mercer Human Resources Consulting and Hay Group. The Committee has no input as to the companies selected for use in these published surveys. These survey data reference sources were chosen because of the determination of their relevancy and fit with Belk.

Elements of Executive Compensation

In fiscal year 2013, our total executive compensation opportunity was delivered through base salary, cash incentive awards, equity incentive awards, and benefits and perquisites. Each element of executive compensation is described below.

Base Salary

Purpose.    Base salary is intended to compensate the executive for the fulfillment of the regular duties and responsibilities associated with the job role.

How the Committee Determines Annual Salary Adjustments.    The pay positioning for each NEO and annual salary adjustments take into account a number of factors, including internal equity considerations among executive officers, the experience level of the NEO, performance of the NEO over the last fiscal year and over the time the NEO has been our employee, our financial performance for the year and comparator data. The Committee does not assign a particular weight to each factor.

Prior to the commencement of each fiscal year, the Committee reviews data from our comparator group, information provided by published surveys and salary increase trends for executive base pay. The CEO makes recommendations for the NEOs (other than himself) with respect to annual base salary adjustments. With respect to our CEO’s base salary increase, the Committee considers the same factors and determines an appropriate pay adjustment. The Committee makes the final determination for all base salary increases for the NEOs.

Individual performance evaluations are typically based upon objectives specific to each position as determined at the beginning of the fiscal year by the CEO and each NEO. Company performance with respect to sales, margin, expense and EBIT are considered. Performance against non-statistical objectives is also included in a final performance assessment.

Base salary is one of the three elements of total direct compensation (“TDC”), comprised of base salary plus cash incentive plus equity incentive, for each of our NEOs. Base salary is the only element that is not variable incentive pay.

Outcome for Fiscal Year 2013.    For fiscal year 2013, we provided merit increases that averaged 3.0% to our associates across the Company who were performing at an expected level. Based on the Committee’s assessments as described above and a review of the comparator data gathered, the Committee approved an average 4.9% increase in the base salary of the NEOs (other than the CEO). Upon the recommendation of the CEO, the Committee approved a 9.6% increase in the salary of Ms. Kathryn Bufano, Chief Merchandising Officer, in recognition of her outstanding performance in fiscal year 2012. The effective date of the fiscal year 2013 base salary adjustments was March 18, 2012.

Cash Incentive Awards

We provided cash incentive awards for fiscal year 2013 to our NEOs under the Belk, Inc. Annual Incentive Plan (the “Annual Incentive Plan”).

Annual Incentive Plan

Purpose.    The purpose of our Annual Incentive Plan is to reward achievement of EBIT and sales performance objectives, measured against predetermined fiscal year budgetary targets.

Plan Structure and Award Determination.    The Belk, Inc. Amended and Restated Annual Incentive Plan was last approved by our stockholders at the 2011 Annual Meeting. Awards payable to NEOs under the Annual Incentive Plan are intended to be deductible under Section 162(m) of the Code.

•

Each participant has a target award opportunity expressed as a percentage of base salary. For purposes of this calculation, base salary for the NEOs is the annual base salary rate in effect on the 89th day after the beginning of the fiscal year.

•	Each participant has an assigned weighting for each performance measure. For the NEOs, the weighting is 60% EBIT and 40% sales.

•	Awards are paid only if at least 90% of the fiscal year EBIT target is achieved.

•	The maximum annual award payable under the Annual Incentive Plan to any participant for any fiscal year is $2,500,000.

•	Payouts from the Annual Incentive Plan are “at risk” and contribute to our goal of placing more weight on “at risk” pay.

The plan also provides for an additional annual cash incentive award, which we call an overperformance award, if our EBIT performance equals or exceeds 105.1% of the fiscal year EBIT target or our sales performance equals or exceeds 102.1% of the fiscal year sales target. An achievement scale associated with each of the two measures is used to determine the overperformance award. The incentive award under the Annual Incentive Plan for NEOs is determined according to the following formula:

Annual		(Base Salary x		(EBIT Achievement % x 60%) +		(Base Salary x
Cash	=	Target %)	x	(Sales Achievement % x 40%)	+	(EBIT Achievement > 105.1%
Incentive						+
Award						Sales Achievement > 102.1%)

When EBIT achievement exceeds 105.1% of plan or sales achievement exceeds 102.1% of plan, an overperformance award is earned. The award is based on two independent sliding scales. The range of the overperformance award that can be earned is shown below:

EBIT Achievement as Compared to Target	Overperformance Award Earned (% of Base Salary)
105.1%	0.10%
108.0%	3.00%
110.0%	5.00%
Sales Achievement as Compared to Target	Overperformance Award Earned (% of Base Salary)
102.1%	0.17%
105.0%	5.00%

Calculating EBIT and Sales.    In calculating EBIT for compensation purposes in fiscal year 2013, including the Annual Incentive Plan, LTI Plan and SIP, we take net income calculated in accordance with US GAAP and add back income tax expense and net interest expense, then adjust for gains or losses on the sale of property and equipment; pension curtailment charges; impairment charges and other store closing costs. In calculating sales for compensation purposes in fiscal year 2013, including the Annual Incentive Plan, LTI and SIP, sales represents sales from our owned merchandise plus, for our Annual Incentive Plan and LTI, sales of our leased departments. This amount differs from the revenues reported on our statement of income, which represents sales of our owned merchandise, net revenue from our leased departments and revenues from our non-merchandise sales such as hair salons and gift wrap.

Factors Considered in Performance Goal Settings.    Generally, the Committee sets the target level for EBIT and sales at the beginning of the fiscal year in accordance with our annual financial plan. In the past five years (fiscal year 2009 through fiscal year 2013), we have achieved performance in excess of the target level three times. The payout percentage over the past five years has ranged from 35% to 152% of the participant’s target award opportunity, with an average payout percentage over the past five years of approximately 104% of the target award opportunity. Generally, the Committee sets the minimum, target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year.

Factors Considered in the Individual Target Award Opportunity Determination.    As part of the competitive assessment process described above for base salary determination, the Committee evaluates the individual annual cash incentive opportunity under the Annual Incentive Plan for our NEOs. As with base salary adjustments, the Committee considers internal equity considerations among executive officers, the experience level of the NEO, performance of the NEO over the last fiscal year and over the time the NEO has been our employee, our financial performance for the year and comparator data. Each NEO’s specific target opportunity is reviewed annually.

For the Annual Incentive Plan for fiscal year 2013, the Committee approved the target award, expressed as a percentage of base salary, and the corresponding dollar value at target. For our NEOs, the fiscal year 2013 target opportunity as a percentage of base salary did not change from the fiscal year 2012 target opportunity as a percentage of base salary. The following table shows the target opportunity as a percentage of base salary for fiscal year 2013, as well as the corresponding dollar value at target:

Name	Target as a Percentage of Base Salary (%)	Target Award ($)
Thomas M. Belk, Jr.	100%	1,035,000
Brian T. Marley	40%	245,846
John R. Belk	60%	512,821
Kathryn Bufano	50%	350,000
Ralph A. Pitts	40%	273,158

Applicable Performance Goal Determination.    The performance measures and goals are set to align with our Board-approved annual financial budget. For fiscal year 2013, the Committee continued to believe that EBIT and sales were the appropriate performance measures. Target performance is set to correspond with EBIT and sales levels as determined in the annual budget.

Performance Goals.    The target performance goals for fiscal year 2013, which were approved by the Committee on March 27, 2012, were set at $334.6 million for EBIT and $3.933 billion for sales. These were consistent with the annual budget amounts as approved by the Board early in fiscal year 2013.

Payout Determination.    Awards are initially earned on achievement of quantitative goals. The Committee is informed of the awards determined based on the achievement of the quantifiable goals. After our financial statements are finalized, the Committee adopts a confirming resolution with respect to the goal achievement levels. The Committee may exercise discretion to adjust downward (but not upward) the awards to be paid to NEOs.

Outcome for Fiscal Year 2013.    We achieved $335.5 million in EBIT and $3.956 billion in sales in fiscal year 2013. As compared to the performance goals, EBIT achievement was 100.3% of target, and sales achievement was 100.6% of target. Based on our actual performance, each NEO earned an award equal to 104% of target, but did not earn an overperformance award. The amounts earned by the NEOs under the Annual Incentive Plan for fiscal year 2013 are included in the non-equity incentive plan compensation column of the Summary Compensation Table for Fiscal Year 2013.

Annual Incentive Plan for Fiscal Year 2014

The Compensation Committee has approved the Annual Incentive Plan for fiscal year 2014. It is similar to the plan for fiscal year 2013.

Equity Incentive Awards

We had two equity incentive award plans for fiscal year 2013: the LTI and the SIP. We also made a special retention award to Ms. Bufano in fiscal year 2013.

Executive Long-Term Incentive (LTI) Plan

Purpose.    Our equity incentives have been designed to tie a significant part of our key executives’ total targeted direct compensation opportunity to our long-term goals as reflected in the value of our stock. Equity incentives intend to reward plan participants based on our long-term financial performance and enhancement of stockholder value. The LTI Plan was also designed to promote an “ownership mentality” and encourage the long-term retention of executives.

Plan Structure and Award Determination.    Awards under the LTI Plan are made pursuant to the Belk, Inc. 2010 Incentive Stock Plan. Awards to our NEOs are intended to be deductible under Section 162(m) of the Code.

•	The LTI Plan rewards financial performance achievement over a one-year period.

•

Each participant has a target award opportunity expressed as a percentage of base salary. For purposes of this calculation, base salary for the NEOs is the annual base salary rate in effect on April 15 of the performance period. The target award opportunity is converted to a target number of shares based upon the most current share valuation.

•	Measures used in the LTI Plan include: (1) EBIT as a percentage of sales, (2) sales and (3) ROIC.

•	Each participant has an assigned weighting for the EBIT and sales performance measures. For the NEOs, the weighting is 50% for the EBIT goal and 50% for the sales goal.

•

No award is earned unless 65% of the targeted EBIT performance is achieved, at which point a minimum award of 20% of target shares is earned. For a larger award based on EBIT to be earned, 90% of the targeted EBIT performance must be achieved.

•	No award is earned based on sales unless 95% of the targeted sales performance is achieved.

•	The amount of the award is increased if ROIC performance of 95% of target is achieved, up to a maximum increase of 15% if ROIC performance of 105% of target is achieved.

•	Payouts from the LTI Plan are “at risk” and contribute to our goal of placing more weight on “at risk” pay.

The incentive award earned by NEOs, prior to any increase attributable to ROIC performance, is determined according to the following formula:

LTI Award (Number of Shares)	=	Target Shares (as calculated at the commencement of the performance cycle)	X	(50% x % earned per LTI scale EBIT Achievement %) + (50% x % earned per LTI scale Sales Achievement %)

The award is paid in shares of our Class B Common Stock. One-half of the shares underlying the awards are issued as soon as practical after the financial results are certified and our Compensation Committee approves the achievement of the goals under the plan, so long as the participant remains our employee through the date the shares are issued. The remaining one-half of the shares are issued as soon as practical after the fiscal year immediately following the performance period, so long as the participant remains our employee through the date the shares are issued. There are special rules for participants who die, become disabled, retire or are otherwise vested by the Committee during the performance period and the fiscal year following the performance period.

Factors Considered in Performance Target Settings.    Generally, the Committee will set the target level for EBIT as a percentage of sales, sales and ROIC at the beginning of the fiscal year in accordance with our annual financial plan. Minimum and maximum objectives are set below or above the target level. In the past five years that the plan was offered (fiscal year 2009 through fiscal year 2013, excluding fiscal year 2010 for which the plan was suspended), we achieved performance in excess of the target level three times. The payout percentage over these five years ranged from 0% to 151% of the participant’s target award opportunity, with an average payout percentage over these five years of approximately 78% of the target award opportunity. Generally, the Committee sets the minimum, target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year.

Factors Considered in the Individual Target Award Determination.    Similar to the process described above for base salary and the Annual Incentive Plan opportunity determination, the Committee considers internal equity considerations among executive officers, the experience level of the NEO, performance of the NEO over the last fiscal year and over the time the NEO has been our employee, our financial performance for the year and comparator data. After considering these factors, the Committee approves a minimum, target and maximum award level each year in dollars as a percentage of base salary. The approved dollar values are translated into an equivalent number of shares on the date of grant based on the most current share valuation.

For the LTI Plan for fiscal year 2013, the Committee approved the target award, expressed as a percentage of base salary and as a number of shares. For our NEOs, the fiscal year 2013 target opportunity as a percentage of base salary did not change from the fiscal year 2012 target as a percentage of base salary. The following table shows the target opportunity as a percentage of base salary for fiscal year 2013, as well as the corresponding target award as a number of shares:

Name	Target as Percentage of Base Salary (%)	Target Award (in shares) (#)
Thomas M. Belk, Jr.	200%	50,736
Brian T. Marley	85%	12,805
John R. Belk	125%	26,186
Kathryn Bufano	85%	14,584
Ralph A. Pitts	85%	14,227

The grant date fair value of the fiscal year 2013 LTI awards is included in the stock awards column of the Summary Compensation Table for Fiscal Year 2013.

Applicable Performance Goal Determination.    The performance measures and goals are set to align with our Board-approved annual financial budget. For fiscal year 2013, the Committee set target performance to correspond with EBIT, sales and ROIC levels as determined in the annual budget.

Performance Goals.    The target performance goals for fiscal year 2013, which were approved by the Committee on March 27, 2012, were set at 8.5% of sales for EBIT, $3.933 billion for sales and 17.7% for ROIC. These were consistent with the annual budget amounts as approved by the Board early in fiscal year 2013.

Payout Determination.    Awards are earned solely on achievement of quantitative goals. The Committee is informed of the awards determined based on the achievement of the quantifiable goals. Similar to the process used with the Annual Incentive Plan, after our financial statements are finalized, the Committee adopts a confirming resolution with respect to the goal achievement levels. The Committee may exercise discretion to adjust downward (but not upward) the awards to be paid to NEOs and others.

Outcome for Fiscal Year 2013.    We achieved 8.5% of sales for EBIT, $3.956 billion in sales and 17.5% in ROIC in fiscal year 2013. As compared to the performance goals, we achieved 100% of EBIT percent of sales target, 100.6% of the sales target and 98.9% of the ROIC target in fiscal year 2013. Based on our performance, each NEO earned an award equal to 106.8% of target. Fifty percent (50%) of the number of shares earned by the NEOs under the LTI Plan for fiscal year 2013 are included in the Outstanding Equity Awards at February 2, 2013 table and the remaining fifty percent (50%) are included in the Stock Vested in Fiscal Year 2013 table.

2011 — 2013 Stretch Incentive Plan

Purpose.    The purpose of the SIP is to encourage retention of our senior executives and reward achievement of challenging performance goals tied to the success of our strategic initiatives.

Plan Structure and Award Determination.    The SIP was adopted by the Committee and the Board on August 26, 2010. Any SIP awards earned are granted under the Belk Inc. 2010 Incentive Stock Plan. Awards to our NEOs are intended to be deductible under Section 162(m) of the Code.

•

The SIP rewards achievement of EBIT and sales performance objectives over the period that began on the first day of the third quarter of fiscal year 2011 and ends on the last day of fiscal year 2013, measured against the predetermined performance goals.

•	The SIP has two performance goals: cumulative EBIT and cumulative store sales over the performance period, weighted equally at 50% for each goal.

•	The target award level was set at the participant’s fiscal year 2011 total target cash compensation (base salary plus target 2011 Annual Incentive Plan award).

•

No award will be earned for the EBIT portion of the award if we do not achieve at least 74% of the targeted EBIT performance, and no award will be earned for the sales portion of the award if we do not achieve at least 95% of the targeted sales performance.

•	Participants can earn up to a maximum of 150% of the target award for achievement equal to or greater than 110% of the EBIT goal and 103% of the sales goal.

•	Payouts from the SIP are “at risk” and contribute to our goal of placing more weight on “at risk” pay.

The SIP award is determined according to the following formula:

SIP Award (Number of Shares)	=	Target Dollars (as calculated at the commencement of the performance cycle)	X	[(50% x % earned per SIP scale cumulative EBIT Achievement) + (50% x % earned per SIP scale cumulative Sales Achievement)] / Current Share Price

The SIP award is denominated in cash and, if earned, is settled in shares of our Class B Common Stock based on our stock price as of the end of the fiscal year. One-half of any SIP award shares earned are issued as soon as practical after the end of fiscal year 2013 and after the financial results have been certified and our Compensation Committee approves the achievement goals under the plan, so long as the participant remains our employee through the end of the performance period. The remaining one-half of the shares earned are issued as soon as practical after the end of fiscal year 2014.

Performance Goals.    The target performance goals for the performance period, which were approved by the Compensation Committee on August 26, 2010, were set at $818 million for cumulative EBIT and $9.126 billion for cumulative sales.

Payout Determination.    Awards are initially earned on achievement of the EBIT and sales goals at the end of the performance period, which is the end of fiscal year 2013. After our financial statements are finalized, the Committee adopts a confirming resolution with respect to the achievement levels. The Committee may exercise discretion to adjust downward (but not upward) the awards to be paid to the NEOs.

Outcome for the 2011 to 2013 Performance Period.    We achieved $802 million in cumulative EBIT and $9.522 billion in cumulative sales for the 2011 to 2013 performance period. As compared to the performance goals, we achieved 98.0% of EBIT target and 104.3% of the sales target for the 2011 to 2013 performance period. Based on our performance, each NEO earned an award equal to 121.2% of target. The cash value of the award that was earned was converted into a number of shares of our Class B common stock. Fifty percent (50%) of the number of shares earned by the NEOs under the 2011-2013 Stretch Incentive Plan are included in the Outstanding Equity Awards at February 2, 2013 table and the remaining fifty percent (50%) are included in the Stock Vested in Fiscal Year 2013 table.

Special Retention Award to Ms. Bufano

On May 30, 2012, we granted Ms. Kathryn Bufano, President and Chief Merchandising Officer, 25,000 shares of restricted Class B Common Stock under the 2010 Incentive Stock Plan. The purpose of the grant was to recognize and retain Ms. Bufano. One-half of the shares vest on May 30, 2016, and the remaining one-half of the shares vest on May 30, 2017. Shares are forfeited if Ms. Bufano terminates her employment prior to the vesting of such shares.

Equity Incentive Plans for Fiscal Year 2014

The Compensation Committee has approved the LTI Plan for fiscal year 2014. It is similar to the plan for fiscal year 2013. The Compensation Committee has also approved the 2014-2016 Stretch Incentive Plan for the three-year performance period from fiscal year 2014 through fiscal year 2016. It is similar to the 2011-2013 SIP.

Benefits and Perquisites

We provide benefits to our NEOs under the Deferred Compensation Plan, 2004 Supplemental Executive Retirement Plan (SERP), Belk Pension Plan, Pension Restoration Plan, Belk 401(k) Savings Plan and 401(k) Restoration Plan. We provide senior executive life insurance and long-term care insurance to our NEOs. We also provide certain perquisites. Each of these benefits and perquisites is described below.

Deferred Compensation Plan

Purpose.    In 2002, we established a voluntary non-qualified deferred compensation plan. The plan enables key employees, including our NEOs, to defer a portion of their salary and annual cash incentive awards. We maintain this plan to ensure an overall competitive compensation and benefits offering and to attract and retain top talent.

Plan Structure.    Under the non-qualified deferred compensation arrangement, our NEOs may defer payment of up to 25% of their combined base salary and annual incentive compensation. When first eligible, participants elect, subject to plan limits, the form of payment (lump sum or installment). Monies are deferred into an account to which interest is credited and are paid at (or beginning at) termination of employment.

Prior to January 1, 2009, the interest credited was based on Moody’s Average Composite Corporate Bond Yield Index as of November of each year plus 1.75%; effective January 1, 2009, the interest that is credited is based on a discretionary rate set by Belk and communicated to participants. For calendar year 2013, Belk set the discretionary rate at 5.84%. Account balances are credited at the beginning of each year with the interest for the prior year. Our obligations to the participants are unfunded; individuals who make deferrals are general, unsecured creditors of Belk.

NEO Deferrals.    In fiscal year 2013, the amounts deferred and the interest credited to the accounts of each of the NEOs were as follows:

Name	Deferral Amount ($)	Interest Credited ($)
Thomas M. Belk, Jr.	296,548	78,050
Brian T. Marley	—	75,162
John R. Belk	351,923	192,581
Kathryn Bufano	177,140	22,901
Ralph A. Pitts	—	8,252

The plan pays above-market interest, which represents the difference between market interest rates determined pursuant to SEC rules and the interest credited by the plan. The above market interest is included in the Summary Compensation Table for Fiscal Year 2013. For further details about account activity in fiscal year 2013, see the table for Non-Qualified Deferred Compensation in Fiscal Year 2013.

We have a similar non-qualified deferred compensation arrangement for our Directors. See Director Compensation for a description of the plan.

2004 Supplemental Executive Retirement Plan (SERP)

Purpose.    The SERP allows us to provide meaningful retirement benefits for key senior management. All NEOs are participants. The Committee believes that the SERP is an important component of an overall competitive compensation and benefits offering.

Plan Structure.    The SERP is a non-qualified defined contribution plan. Plan participants are general, unsecured creditors of Belk. We credit a specific amount each year to a participant’s bookkeeping account, and a benefit is paid based on those credits and any earnings.

At the SERP’s inception, an initial credit was made reflecting the net present value of the benefit accrued under a prior supplemental executive retirement plan arrangement (a defined benefit plan). On April 1 of each year, we may make an annual contribution credit equal to a percentage, if any, of the participant’s total cash compensation (base salary + annual cash incentive award) paid in the preceding calendar year. We also have the ability to make an additional discretionary credit in an amount we determine. For fiscal years 2011, 2012 and 2013, the annual contribution credit for all participants equaled 5% of the amount of each participant’s compensation in excess of the Internal Revenue Code limit.

Account balances are credited with interest at a rate established by the Committee as of each April 1. Such rate is calculated utilizing the trailing 10 year average of 10 year Treasury bills plus or minus 150 basis points.

Annual contribution credits cliff vest on the third anniversary of the date the contribution credit was credited to the plan. However, if the participant’s age and years of service equal 65, annual contribution credits vest immediately upon a participant’s “separation from service” (as defined in the SERP). Discretionary contributions are immediately vested. Accounts also become fully vested upon death or disability. Dependent upon specified circumstances, the form of payment is lump sum or installments.

For further details about account activity in fiscal year 2013, see the Non-Qualified Deferred Compensation Table for Fiscal Year 2013.

Belk Pension Plan and Pension Restoration Plan

Purpose.    These plans provide additional retirement benefits for our employees who meet certain eligibility requirements, including our NEOs except for Ms. Bufano.

Plan Structure.    Plan accruals under the Belk Pension Plan, a tax-qualified defined benefit plan, were frozen for most participants, including the eligible NEOs, effective December 31, 2005 and were frozen for the remaining participants effective January 1, 2009. Participants in the pension plan, including the eligible NEOs, continue to earn an interest credit on their account balances.

Eligible officers, including the eligible NEOs, were invited to participate in the Pension Restoration Plan. This plan is a non-qualified defined contribution plan designed to provide an equivalent retirement benefit to that which the eligible NEO would have received if the pension plan had not been frozen. However, effective January 1, 2009, the Pension Restoration Plan was amended to provide a discretionary contribution credit, which is not tied to the benefit a participant would have accrued under the Belk Pension Plan. We are not currently providing any contribution credits to the Pension Restoration Plan for any participants, including our eligible NEOs, but all participants continue to receive interest credits.

Belk 401(k) Savings Plan and 401(k) Restoration Plan

Belk maintains the Belk 401(k) Savings Plan for its employees, including its NEOs. Prior to 2010, associates who are not participants in the Pension Plan were entitled to receive a higher match rate on pre-tax deferrals under the Belk 401(k) Savings Plan; however, effective January 30, 2010, the matching contribution was changed to a discretionary matching contribution. Employer match contributions are calculated at 100% of the first 4% of employees’ contributions, plus 50% on the next 2% of employees’ contributions, up to a total 5% employer match on eligible compensation.

Certain highly compensated employees, including our NEOs, may defer up to 25% of compensation into the Belk 401(k) Restoration Plan. This plan provides for a discretionary matching contribution credit to participants deferring under the plan. Effective for periods beginning on or after November 1, 2009, we may also (in our discretion) provide a credit to the accounts of participants who do not participate in the SERP. This credit may in our discretion include a credit equal to 5% of a participant’s compensation in excess of certain qualified retirement plan limits. Participants can designate an investment option from several provided by the plan. In fiscal year 2013, Ms. Bufano deferred $125,727 in her account and was credited earnings of $19,177.

Plan benefit payments will be made in a lump sum unless the participant has elected to receive annual installments over a five or ten year period. In the event of death or disability, we will pay the benefits in a lump sum, irrespective of the benefit payment election.

Senior Executive Life Insurance

Purpose.    This benefit provides additional levels of income protection in the event of the death of certain key executives, including Messrs. Belk, Marley and Pitts. SERP participants who were entitled to death benefits under a prior supplemental executive retirement plan arrangement (which included Messrs. Belk, Marley and Pitts but did not include Ms. Bufano) are covered by SERP life insurance. Additionally, Messrs. Belk are covered by a split dollar life insurance replacement plan. This plan replaces a split dollar benefit that was discontinued in fiscal year 2004. We maintain the life insurance program as part of our comprehensive package for financial security.

Plan Benefit.    We pay the annual premium on the SERP individual life insurance policy. The policies are designed with a payment schedule that contemplates all premium requirements being fulfilled by the time the insured reaches age 65. The insured (or his nominee) is the owner of the policy. During the insured’s active employment with us, the SERP life insurance policy has a face value of $750,000 for Messrs. Belk and $500,000 for Messrs. Marley and Pitts. The benefit period is unlimited.

Coverage under the split dollar replacement plan is $7 million for Messrs. Belk under a second-to-die policy.

NEO Premiums.    Our payment of the SERP life insurance premium is taxable to the insured. If the insured leaves Belk before age 65, he may maintain the policy by assuming responsibility for premium payments. The split dollar replacement premiums are funded through the split dollar replacement plan. We provide tax gross ups related to the split dollar replacement policies. Amounts associated with these life insurance arrangements for Messrs. Belk, Marley and Pitts, are included in the all other compensation column in the Summary Compensation Table for Fiscal Year 2013.

Long-Term Care Insurance

Purpose.    This benefit provides protection against financial losses in the event of an extended illness after retirement for certain key executives, including Messrs. Belk, Marley and Pitts. SERP participants who were entitled to benefits under a prior supplemental executive retirement plan arrangement (which included Messrs. Belk, Marley and Pitts but did not include Ms. Bufano) participate. We maintain this program as part of our comprehensive package for financial security.

Plan Benefit.    This benefit is underwritten by Mass Mutual Financial Group. During a covered NEO’s active employment with us, we pay the premium. If the covered NEO leaves our employment, he may maintain the policy by assuming responsibility for premium payments. The plan provides for a daily long-term care benefit expressed in dollars per day that commences after a 90-day elimination period.

NEO Premiums.    In fiscal year 2013, the premiums paid on behalf of the NEOs were as follows:

Name	Long-Term Care Premium Paid ($)
Thomas M. Belk, Jr.	1,432
Brian T. Marley	1,351
John R. Belk	1,266
Kathryn Bufano	—
Ralph A. Pitts	1,511

Perquisites

Our NEOs receive perquisites provided by or paid by us. These perquisites include payments under our automobile allowance program for Messrs. Marley and Pitts and Ms. Bufano and the company-owned car plan for Messrs. Belk. Additionally, as described above, we make payments related to split dollar life insurance replacement, SERP life insurance and long-term care insurance. Messrs. Belk receive tax and financial planning services, for which they reimburse us the annual aggregate incremental costs. In addition, our NEOs are permitted to use the Company plane for personal use, provided they reimburse us at the greater of the Standard Industry Fare Level amount (as determined in accordance with Internal Revenue Service rules and regulations) or our actual aggregate incremental cost for each flight. There was no unreimbursed personal use of the Company plane during fiscal year 2013.

These perquisites are provided by many companies in our peer group and in our industry. The Committee considers them reasonable and necessary for us to remain competitive in our retention and recruitment of executive officers. The Committee reviews the perquisites provided to the NEOs on a regular basis to ensure that they continue to be appropriate in light of the total compensation package.

Risk Assessment of Compensation Policies and Practices

Consistent with SEC requirements, we have assessed the Company’s compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Although a significant portion of the compensation of our senior executives, including our NEOs, is performance-based and “at-risk,” we believe our compensation plans are appropriately structured, based on the following elements of our compensation programs and policies:

•

the financial performance goals of our incentive compensation programs are the budgeted objectives that are reviewed and approved by the Board, and incentive awards include minimum and maximum performance thresholds with funding that is based on actual results measured against the pre-approved goals that are clearly defined in all plans; and

•

the principal financial performance measures for our incentive programs, sales and EBIT performance, are generally the same for all of our executives, including our NEOs, and we maintain internal controls over financial reporting and the measurement and calculation of compensation goals that are designed to keep our compensation programs from being susceptible to manipulation by any employee, including our NEOs.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2013

The following table sets forth information concerning compensation for the NEOs for fiscal years 2011, 2012, and 2013.

Name and Principal Position	Fiscal Year(1)	Salary ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Thomas M. Belk, Jr.	2013	1,050,192	2,070,029	1,099,170	164,441	215,307	4,599,138
Chairman of the Board,	2012	986,552	2,000,028	1,376,000	167,490	167,485	4,697,555
Chief Executive Officer:	2011	895,415	3,600,410	1,360,047	78,178	115,126	6,049,176
Director

Brian T. Marley	2013	623,635	522,444	258,752	61,032	67,553	1,533,417
Executive Vice President and	2012	591,127	509,646	315,264	55,287	58,693	1,530,017
Chief Financial Officer	2011	570,764	1,596,847	350,560	33,297	33,551	2,585,019
John R. Belk	2013	867,248	1,068,389	539,744	184,232	149,281	2,808,894
President, Chief Operating	2012	821,012	1,032,265	657,667	183,846	126,806	2,821,596
Officer; Director	2011	786,127	2,252,200	719,907	96,960	80,622	3,935,816

Kathryn Bufano	2013	705,250	1,615,027	371,700	13,498	64,021	2,769,496
President and Chief	2012	633,750	543,177	439,632	3,155	48,698	1,668,412
Merchandising Officer	2011	590,769	1,410,016	456,600	923	23,558	2,481,866
Ralph A. Pitts	2013	692,920	580,462	287,499	61,749	74,998	1,697,628
Executive Vice President,	2012	656,799	566,262	350,289	82,643	66,381	1,722,375
General Counsel and Secretary	2011	634,174	1,434,379	389,507	35,870	38,856	2,532,786

(1)	Fiscal year 2013 is the period from January 29, 2012 through February 2, 2013. Fiscal year 2012 is the period from January 30, 2011 through January 28, 2012. Fiscal year 2011 is the period from January 31, 2010 through January 29, 2011.

(2)	Thomas M. Belk, Jr., John R. Belk and Kathryn Bufano deferred a portion of their salary into our deferred compensation plans, as described in Non-Qualified Deferred Compensation in Fiscal Year 2013. Each of the NEOs also contributed a portion of his or her salary to our 401(k) plan.

(3)	This column represents the aggregate grant date fair value for stock awards granted in the applicable year, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 15 to the consolidated financial statements in the Form 10-K filed on April 17, 2013 for the fiscal year ended February 2, 2013. A description of these awards is set forth in the Compensation Discussion and Analysis.

The amount shown in this column for fiscal year 2013 for Ms. Bufano also includes the grant of 25,000 shares of restricted stock to Ms. Bufano on May 30, 2012.

For awards that are subject to performance conditions, the grant date fair value is based on a probability analysis as of the date of grant. In accordance with SEC rules, we also are required to disclose the grant date fair values for awards with performance conditions assuming maximum performance.

Name	Fiscal Year	Grant Date Fair Value Assuming Maximum LTI Plan Stock Awards ($)	Grant Date Fair Value Assuming Maximum Other Stock Awards ($)
Thomas M. Belk, Jr.	2013	3,570,816	—
	2012	3,450,071	—
	2011	3,105,369	2,700,294
Brian T. Marley	2013	901,231	—
	2012	879,166	—
	2011	841,296	1,204,873
John R. Belk	2013	1,842,977	—
	2012	1,780,674	—
	2011	1,703,986	1,896,574
Kathryn Bufano	2013	1,026,406	—
	2012	936,995	—
	2011	879,778	1,350,000
Ralph A. Pitts	2013	1,001,314	—
	2012	976,828	—
	2011	934,764	1,338,731

(4)	This column reflects the amounts paid under the Annual Incentive Plan for the applicable fiscal year. See the Compensation Discussion and Analysis for a discussion of the Annual Incentive Plan for fiscal year 2013.

(5)	This column represents the above-market interest for the non-qualified deferred compensation plan and SERP in the applicable year. The following table shows the increase in pension value and above market interest for each plan for fiscal year 2013:

Name	Change in Value in Belk Pension Plan ($)	Above- Market Earnings on DCP ($)	Above- Market Earnings on SERP ($)	Total ($)
Thomas M. Belk, Jr.	55,483	35,414	73,544	164,441
Brian T. Marley	11,970	33,910	15,152	61,032
John R. Belk	51,098	86,410	46,724	184,232
Kathryn Bufano	—	10,390	3,108	13,498
Ralph A. Pitts	30,462	3,956	27,331	61,749

Our defined benefit pension plan was frozen for all NEOs effective December 31, 2005. See Pension Benefits for Fiscal Year 2013 for additional information about the plan, including the present value assumptions used in this calculation. For the deferred compensation plan, above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the 5.5% to 15% interest credited on salary deferred under various salary deferral plans in effect between 1987 and 2013. For the SERP, above-market earnings represent the difference between market interest rates determined pursuant to

SEC rules and the interest credited under the plan. See Non-Qualified Deferred Compensation for Fiscal Year 2013 for additional information about the plans.

(6)	Amounts in this column for fiscal year 2013 are comprised of the following:

Name	Insurance Bonus ($)(a)	Auto Amounts ($)(b)	Tax Gross Ups ($)(c)	Company Contributions to Defined Contribution Plans ($)(d)	Other Total ($)(e)	Total ($)
Thomas M. Belk, Jr.	59,773	6,901	30,803	117,619	210	215,307
Brian T. Marley	9,945	9,000	—	47,318	1,290	67,553
John R. Belk	37,838	14,695	18,318	77,140	1,290	149,281
Kathryn Bufano	—	9,000	—	55,021	—	64,021
Ralph A. Pitts	13,451	9,000	—	52,547	—	74,998

(a)	Insurance bonus consists of three components: split dollar replacement insurance, SERP life insurance and SERP long-term care insurance. Only Messrs. Belk are eligible for split dollar replacement insurance bonus.

(b)	Represents the aggregated incremental cost of the personal use of a company-provided automobile or the amount of an annual automobile allowance, as applicable.

(c)	Tax gross up amounts relate to split dollar replacement insurance bonus.

(d)	Company contributions to defined contribution plans include contributions to our 401(k) savings plan in the following amounts: Thomas M. Belk, Jr. — $13,019; Brian T. Marley — $12,580; John R. Belk — $12,515; Kathryn Bufano — $12,941; and Ralph A. Pitts — $12,589. We also make contributions on behalf of the NEOs to our non-qualified deferred compensation plans, as described in the non-qualified deferred compensation table.

(e)	Represents the amount paid by the Company for access to a fitness club for Messrs. Belk and Mr. Marley and a mobility allowance for Mr. John R. Belk and Mr. Marley.

Messrs. Belk also receive tax and financial planning services. They reimburse us for the annual aggregate incremental costs for this benefit. In addition, our NEOs are permitted to use the company plane for personal use. The NEOs reimburse us at the greater of the Standard Industry Fare Level amount (as determined in accordance with Internal Revenue Service rules and regulations) or our actual aggregate incremental cost for each flight.

Grants of Plan-Based Awards in Fiscal Year 2013

The following table provides information about the equity and non-equity awards granted to the NEOs in fiscal year 2013.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Under Payouts Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Plan	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas M. Belk, Jr.	Annual Incentive Plan		517,500	1,035,000	1,656,000
	LTI FY13	3/27/2012				10,147	50,736	87,520		2,070,029
Brian T. Marley	Annual Incentive Plan		122,923	245,846	430,230
	LTI FY13	3/27/2012				2,561	12,805	22,089		522,444
John R. Belk	Annual Incentive Plan		256,411	512,821	854,702
	LTI FY13	3/27/2012				5,237	26,186	45,171		1,068,389
Kathryn Bufano	Annual Incentive Plan		175,000	350,000	595,000
	LTI FY13	3/27/2012				2,917	14,584	25,157		595,027
	Special Retention Award	5/30/2012							25,000	1,020,000
Ralph A. Pitts	Annual Incentive Plan		136,579	273,158	478,027
	LTI FY13	3/27/2012				2,845	14,227	24,542		580,462

(1)	These columns show the possible payout for each NEO under the Annual Incentive Plan for fiscal year 2013 (including the overperformance award) if the threshold, target or maximum goals are satisfied. The payouts are performance-driven and therefore completely “at risk.” The amounts earned under the Annual Incentive Plan for fiscal year 2013 are shown in the non-equity incentive plan compensation column of the Summary Compensation Table for Fiscal Year 2013. A description of the Annual Incentive Plan for fiscal year 2013 and the performance goals for determining the payouts under the plan are set forth in the Compensation Discussion and Analysis.

(2)	These columns show the potential number of shares that could be issued under the LTI Plan for fiscal year 2013 if the threshold, target or maximum goals are satisfied. The awards are performance-driven and therefore completely “at risk.” A description of LTI FY13 and the performance goals for determining the payouts under the plan are set forth in the Compensation Discussion and Analysis.

(3)	This column shows the number of shares of restricted stock granted to Ms. Bufano on May 30,2012 pursuant to the special retention award under our 2010 Incentive Stock Plan. One-half of the shares vest on May 30, 2016, and the remaining one-half of the shares vest on May 30, 2017. A description of the special retention award for Ms. Bufano is set forth in the Compensation Discussion and Analysis.

(4)	This column reflects the grant date fair values of the LTI FY13 awards at target and the special retention award under ASC Topic 718. The grant date fair value was $40.80 per share, as determined by an independent appraisal.

Outstanding Equity Awards at February 2, 2013

The following table sets forth information with respect to all outstanding equity awards for the NEOs at February 2, 2013. Although our 2010 Incentive Stock Plan authorizes the issuance of options, no options have been granted to the NEOs.

Name	Plan	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)
Thomas M. Belk, Jr.	LTI FY13	27,093	1,354,650
	2011-2013 Stretch Incentive Plan	21,818	1,090,900
Brian T. Marley	LTI FY13	6,838	341,900
	2011-2013 Stretch Incentive Plan	9,735	486,750
John R. Belk	LTI FY13	13,983	699,150
	2011-2013 Stretch Incentive Plan	15,324	766,200
Kathryn Bufano	LTI FY13	7,788	389,400
	Special Retention Award	25,000	1,250,000
	2011-2013 Stretch Incentive Plan	10,908	545,400
Ralph A. Pitts	LTI FY13	7,597	379,850
	2011-2013 Stretch Incentive Plan	10,817	540,850

(1)	The market value is calculated by multiplying the number of shares that have not vested by the fair market value of our stock as of February 2, 2013 of $50.00, as determined by an independent appraisal.

LTI Plan Awards.    The fiscal year 2013 LTI awards were granted on March 27, 2012. The LTI Plan rewards financial performance and achievement over a one-year period compared to a one-year budget plan. We met the performance goals for fiscal year 2013. One-half of the shares that were earned are reflected in the Stock Vested in Fiscal Year 2013 table below. The remaining one-half of the shares, which are set forth above, will be issued as soon as practical after the fiscal year immediately following the performance period, so long as the participant remains our employee through the date the shares are issued. A description of the LTI Plan for fiscal year 2013 and the performance goals for determining the payouts under the plan are set forth in the Compensation Discussion and Analysis.

SIP Awards.    The 2011 to 2013 Stretch Incentive Plan awards were granted on August 26, 2010. The SIP rewards achievement of EBIT and sales performance objectives over the period that began on the first day of the third quarter of fiscal year 2011 and ends on the last day of fiscal year 2013, measured against the predetermined performance goals. The SIP award is denominated in cash and is settled in shares of our Class B Common Stock. We met the performance goals objectives for the performance period. One-half of the shares that were earned are reflected in the Stock Vested in Fiscal Year 2013 table below. The remaining one-half of the shares, which are set forth above, will be issuedas soon as practical after the end of fiscal year 2014. A description of the SIP is set forth in the Compensation Discussion and Analysis.

Special Retention Award.    The special retention award to Ms. Bufano was granted on May 30, 2012. One-half of the shares vest on May 30, 2016, and the remaining one-half of the shares vest on May 30, 2017. A description of the special retention award for Ms. Bufano is set forth in the Compensation Discussion and Analysis.

Stock Vested in Fiscal Year 2013

The following table sets forth information concerning the amounts realized by the NEOs. Although our 2010 Incentive Stock Plan authorizes the issuance of options, no options have been granted to the NEOs.

Name	Plan	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas M. Belk, Jr.	LTI FY13	27,094	1,354,700
	LTI FY12	39,021	1,951,050
	2011-2013 Stretch Incentive Plan	21,819	1,090,950
Brian T. Marley	LTI FY13	6,838	341,900
	LTI FY12	9,943	497,150
	2011-2013 Stretch Incentive Plan	9,736	486,800
John R. Belk	LTI FY13	13,984	699,200
	LTI FY12	20,140	1,007,000
	2011-2013 Stretch Incentive Plan	15,325	766,250
Kathryn Bufano	LTI FY13	7,788	389,400
	LTI FY12	10,598	529,900
	2011-2013 Stretch Incentive Plan	10,908	545,400
Ralph A. Pitts	LTI FY13	7,598	379,900
	LTI FY12	11,048	552,400
	2011-2013 Stretch Incentive Plan	10,817	540,850

The value realized on vesting is calculated by multiplying the number of shares issued by the fair market value of our stock of $50.00, as determined by an independent appraisal. The table reflects the gross number of shares issued. The actual number of shares issued may be reduced to pay taxes, at the election of the NEO. The awards were granted in connection with the LTI Plan for fiscal years 2013 and 2012 and with the SIP for the period beginning with the first day of the third quarter of fiscal year 2011 and ending on the last day of fiscal year 2013.

LTI Plan Awards.    We exceeded the performance goals under the LTI Plan for fiscal year 2013. The one-half of the shares which were earned under the LTI Plan for fiscal year 2013 and that were deemed to be vested as of February 2, 2013 for purposes of this table are reflected in the table above. The table also reflects the remaining one-half of the shares earned under the LTI Plan for fiscal year 2012 that were issued in fiscal year 2013. A description of the plan is set forth in the Compensation Discussion and Analysis.

SIP Awards.    We exceeded the performance goals under the SIP for the period beginning with the first day of the third quarter of fiscal year 2011 and ending on the last day of fiscal year 2013. The one-half of the shares which were earned under the SIP and that were deemed to be vested as of February 2, 2013 for purposes of this table are reflected in the table above. A description of the plan is set forth in the Compensation Discussion and Analysis.

Pension Benefits for Fiscal Year 2013

The following table sets forth information concerning accrued pension benefits for the NEOs as of February 2, 2013. There were no payments to the NEOs under the Belk Pension Plan during fiscal year 2013.

Name	Plan	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Thomas M. Belk, Jr.	Belk Pension Plan	24	727,074
Brian T. Marley	Belk Pension Plan	4	148,270
John R. Belk	Belk Pension Plan	21	600,251
Kathryn Bufano	Belk Pension Plan	—	—
Ralph A. Pitts	Belk Pension Plan	10	411,152

Benefit accruals (but not interest credits) under the Belk Pension Plan were frozen for most participants, including the NEOs, effective December 31, 2005. Effective January 1, 2009, we suspended benefit accruals (but not interest credits) for the remaining participants for one year. Effective as of December 31, 2009, we amended the Belk Pension Plan to permanently cease benefit accruals (but not interest credits) for these remaining participants. The present value of accumulated benefits is based on the account balance as of the date a participant’s benefit accruals ceased, projected to the normal retirement age under the plan of 65, using the plan’s crediting rate of 6.5% and converted to the normal form of payment, which is assumed to be 33% probability of electing 15 year certain annuity and 67% probability of electing life annuity. Benefits are discounted from age 65 using a 4.125% discount rate, which is the February 2, 2013 measurement date assumption used for financial reporting.

An NEO is entitled to early retirement benefits under the Belk Pension Plan upon the attainment of age 55 and the completion of five years of service at Belk, in which he or she worked at least 1,000 hours of service per year. Currently, Messrs. Thomas Belk, Marley and Pitts are the NEOs eligible for early retirement. If Messrs. Thomas Belk, Marley or Pitts had elected to retire as of February 2, 2013, the present value of their accumulated benefit under the Belk Pension Plan would be approximately $545,884, $106,412 and $315,733, respectively, assuming election of the 15 year certain annuity and discounted using a 4.125% discount rate. The present value of the accumulated benefit for early retirement is not materially different from the present value of the accumulated benefit for normal retirement, as disclosed in the table above, due to the fact that the plan was frozen effective December 31, 2005.

Upon the death of an NEO, his or her spouse is entitled to benefits under the Belk Pension Plan if the NEO had completed five years of service, in which he or she worked at least 1,000 hours per year.

In fiscal year 2013, changes in value for the Belk Pension Plan are as follows: Thomas M. Belk, Jr. — $55,483; Brian T. Marley — $11,970; John R. Belk — $51,098; Kathryn Bufano — $0; and Ralph A. Pitts — $30,462. These amounts are reported in the Summary Compensation Table for Fiscal Year 2013.

Non-Qualified Deferred Compensation in Fiscal Year 2013

The following table sets forth information regarding deferred compensation that is not tax-qualified for the NEOs at February 2, 2013. The material terms of the plans are described below the table.

Name	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)(2)
Thomas M. Belk, Jr.	SERP	—	104,600	179,753	—	3,349,750
	DCP	296,548	—	78,050	—	1,189,630
	401(k) restoration plan	—	—	9,700	—	70,844
	Pension restoration	—	—	3,110	—	50,279

	Total	296,548	104,600	270,614	—	4,660,502
Brian T. Marley	SERP	—	34,738	36,905	—	690,030
	DCP	—	—	75,162	—	1,173,462
	401(k) restoration plan	—	—	7,277	—	74,709
	Pension restoration	—	—	2,202	—	35,598

	Total	—	34,738	121,547	—	1,973,798
John R. Belk	SERP	—	64,625	114,218	—	2,128,169
	DCP	351,923	—	192,581	(13,745)	2,927,028
	401(k) restoration plan	—	—	9,956	—	78,448
	Pension restoration	—	—	2,682	—	43,362

	Total	351,923	64,625	319,437	(13,745)	5,177,006
Kathryn Bufano	SERP	—	42,080	7,226	—	141,202
	DCP	177,140	—	22,901	—	351,704
	401(k) restoration plan	125,727	—	19,177	—	217,505
	Pension restoration	—	—	—	—	—

	Total	302,867	42,080	49,304	—	710,410
Ralph A. Pitts	SERP	—	39,958	66,790	—	1,244,845
	DCP	—	—	8,252	—	125,772
	401(k) restoration plan	—	—	32,806	—	258,507
	Pension restoration	—	—	2,621	—	42,380

	Total	—	39,958	110,469	—	1,671,504

(1)	Certain amounts in these columns are also reported in the Summary Compensation Table for Fiscal Year 2013, as follows:

Name	Reported in Salary or Non-Equity Incentive Compensation Columns ($)	Report in Change in Pension Value and Non-Qualified Deferred Compensation Earnings Column ($)	Reported in All Other Compensation Column ($)	Total ($)
Thomas M. Belk, Jr.	296,548	108,958	104,600	510,105
Brian T. Marley	—	49,062	34,738	83,800
John R. Belk	351,923	133,134	64,625	549,682
Kathryn Bufano	302,867	13,498	42,080	358,446
Ralph A. Pitts	—	31,287	39,958	71,245

(2)	Amounts include executive contributions previously reported as salary or non-equity incentive compensation in the summary compensation table in prior year proxy statements, as follows: Thomas M. Belk, Jr. — $576,934; Brian T. Marley — $540,847; John R. Belk — $1,652,376; Kathryn Bufano — $210,946; and Ralph A. Pitts — $183,644. Amounts also include above-market earnings that were reported as all other compensation in the summary compensation table in prior year proxy statements.

2004 Supplemental Executive Retirement Plan (SERP)

We maintain a supplemental executive retirement plan that covers a select group of management and highly compensated employees. The SERP is a non-qualified defined contribution plan that provides an annual contribution credit not to exceed 11% of eligible cash compensation.

For fiscal year 2013 for all SERP participants, we made a discretionary contribution credit equal to 5% of the amount of each participant’s compensation in excess of the limit set forth in Internal Revenue Code §401(a)(17). Account balances are credited with interest at a rate established by the Executive Committee as of each April 1, in accordance with the SERP.

Normal retirement under the SERP is defined as age and years of service equal to 65. Messrs. Belk, Mr. Marley, Ms. Bufano and Mr. Pitts all have age and years of service greater than 65 and are therefore fully vested in the plan. If an executive terminates, becomes disabled, or retires before age and years of service equals 65, at the time of termination, the account balance is paid out in a lump sum. If age and years of service equal 65, the executive’s account balance is paid out based on the payment term selected by the executive. In the event of death, prior to termination or during payment status, the account balance will then be paid to the executive’s designated beneficiary in a lump sum payment.

Deferred Compensation Plan (DCP)

We maintain a Deferred Compensation Plan for certain members of senior management. Participants may elect to defer a portion of their cash compensation, subject to certain limitations prescribed by the DCP. Eligible employees may enroll in the DCP annually. We provide an interest credit on the amounts deferred by the participant. The historical interest rates vary from 5% to 15% per year.

The NEOs are entitled to receive the amount credited to their deferred compensation account in the event of termination of employment. If termination occurs before the executive reaches age 55, the account balance will be paid out in a lump sum. If the termination occurs on or after the date the executive reaches age 55, the executive is paid out in a lump sum or five, ten, or 15 year annual installments, based on the executive election on file. In the event of death prior to termination, the executive’s designated beneficiary is paid out over five years.

We continue to maintain a deferred compensation plan under which our NEOs previously deferred compensation. No new deferrals are made under this previous plan. The amounts previously deferred are paid in the event of termination of employment pursuant to the terms of such plan.

401(k) Restoration Plan

We established the Belk 401(k) Restoration Plan for highly compensated employees on January 1, 2004. Participants may defer up to 25% of compensation into the plan. The Belk 401(k) Restoration Plan provides for a discretionary contribution credit to certain highly compensated employees. Effective for periods beginning on or after November 1, 2009, we may also, in our discretion, provide a credit to the accounts of participants who do not participate in the SERP. This credit may, in our discretion, include a credit equal to 5% of a participant’s compensation in excess of certain qualified retirement plan limits. Participants can designate an investment option from several provided by the plan.

Plan benefit payments will be made in a lump sum unless the participant has elected to receive annual installments over a five or ten year period. In the event of death prior to termination, the participant’s designated beneficiary is paid out over five years, irrespective of the benefit payment election.

Pension Restoration Plan

On December 31, 2005, we amended the Belk Pension Plan to freeze benefits for all officers and other associates, except for a grandfathered group who met certain age and vesting requirements. Effective January 1,

2009, we expanded the freeze (first on a temporary basis and then permanent basis) to all participants. All associates affected by the freeze continue to earn interest credits, as defined by the plan, on their pension balance.

Beginning in fiscal year 2007, the officers affected by the freeze who met certain age and vesting requirements, including each of the NEOs, were invited to participate in a non-qualified plan providing (for plan years ending on or before December 31, 2008) a similar benefit to that which they would have received under the Belk Pension Plan had their benefits not been frozen. For plan years beginning on or after January 1, 2009, we have the discretion to determine the amount of any credit to be made to a participant’s account. Effective January 1, 2009, we suspended our contribution credits to the Pension Restoration Plan, and on December 31, 2009, we permanently eliminated contribution credits to the Pension Restoration Plan, although participants continue to earn interest credits on current account balances. Benefits are 100% vested at all times.

For participants with an aggregated account balance under all of our non-qualified defined contribution plans of $10,000 or more, benefits generally are paid in a single lump sum payment or in five, ten or 15 annual installments, as elected by the participant. In the event of death before the payments have begun, benefits are paid in five annual installments.

Potential Payments Upon Termination or Change in Control

On November 1, 2012, Mr. Brian Marley announced his retirement as Executive Vice President and Chief Financial Officer, effective May 4, 2013. Pursuant to a Transition Agreement with Mr. Marley, Mr. Marley will continue as an employee through May 4, 2013 at his current salary. For twelve months beginning May 5, 2013 he will serve as a consultant to the Company to assist in the transition of his responsibilities and to provide advice on various matters.

Other than Mr. Marley’s Transition Agreement, we do not have any written employment, change in control or severance agreements with our NEOs. In the event of termination without cause, we strive to assist the executive in a smooth transition based on individual facts and circumstances. In the past, we have generally provided our executives with severance payments equal to approximately one-half of their annual base salary. However, this approach may be adjusted based on the particular circumstances surrounding the termination of the executive, and any amounts paid are at the discretion of the Compensation Committee.

Our equity awards are granted pursuant to our 2010 Incentive Stock Plan. The terms of the 2010 Incentive Stock Plan and the award certificates for each grant determine whether any amounts are payable in the event of a termination, retirement or change in control. Under the plan, if we agree to sell all or substantially all of our assets, or agree to a merger, consolidation, reorganization or other corporate transaction in which our Class B Common Stock is converted into another security or into the right to receive securities or property, any conditions on restricted stock grants will lapse on the date the change in control is effective.

In addition, the award certificates under the LTI Plan and the SIP contain specific terms relating to the effect on the award of a termination due to death, disability or retirement.

•	In the event of a voluntary termination, all unvested LTI Plan and SIP awards are forfeited by the NEO.

•

In the event of termination due to the death, disability or retirement of the NEO, awards under the LTI Plan and SIP are prorated for the performance period during which the NEO was employed. After the end of the applicable performance period, if the performance goals are achieved and awards are earned, the prorated portion of the award would be paid to the NEO or the estate of the NEO, as applicable, at that time.

The award certificate for Ms. Bufano’s special retention award of 25,000 shares of restricted stock also provides for potential acceleration of a portion of the award in the event of termination due to death, disability or retirement of Ms. Bufano. However, Ms. Bufano must be employed for at least a full year from the date of the grant to be entitled to any accelerated vesting. As of February 2, 2013, Ms. Bufano had not been employed for at least a full year from the date of the grant, and therefore there would have been no accelerated vesting of the award.

Assuming a termination due to death, disability, retirement or a change in control as of February 2, 2013, the following amounts would be payable to our NEOs under the LTI Plan for fiscal year 2013 and the 2011-2013 Stretch Incentive Plan in accordance with the terms described above, since the awards were earned at the end of the performance period above the target level. The amount was calculated based upon a $50.00 per share value of our common stock at February 2, 2013, in accordance with an independent appraisal.

Name	LTI FY13 ($)	2011-2013 SIP ($)
Thomas M. Belk, Jr.	1,354,650	1,090,900
Brian T. Marley	341,900	486,750
John R. Belk	699,150	766,200
Kathryn Bufano	389,400	545,400
Ralph A. Pitts	379,850	540,850

In addition to the amounts discussed above, upon a voluntary or involuntary termination or retirement, the NEOs would be entitled to receive amounts that are already described in the compensation tables, including the value of equity awards that have already vested, amounts payable under our defined benefit pension plan and amounts previously deferred into and accrued under our defined contribution plans.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of April 12, 2013, concerning shares of the Class B Common Stock authorized for issuance under our existing equity compensation plan, the stockholder approved Belk, Inc. 2010 Incentive Stock Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(1)
Equity compensation plans approved by security holders	2,500,000	N/A	1,676,012
Equity compensation plans not approved by security holders	—	N/A	—
Total	2,500,000	N/A	1,676,012

(1)	Represents the number of securities available for issuance under the 2010 Incentive Stock Plan, including the number of securities subject to grants of Class B Common Stock. In computing the number of shares remaining for issuance, we have excluded both shares previously issued as well as shares used to satisfy a withholding obligation. The 2010 Incentive Stock Plan authorizes the issuance of stock options and stock appreciation rights (“SARs”). To date, we have not granted stock options or SARs under the plan.

DIRECTOR COMPENSATION

The Compensation Committee is responsible for recommending to the Board the non-employee Director compensation. In fiscal year 2013, we paid each non-employee Director an annual retainer fee of $60,000, a fee of $15,000 for each committee on which the Director serves as chair, and a fee of $5,000 for each committee on which the Director serves but does not chair. The Lead Director is paid an annual fee of $20,000. In addition, we awarded each non-employee Director 2,696 shares of Class B Common Stock, which had a value of approximately $110,000 on the date of grant. Annual retainer fees are paid to Directors after the annual stockholder meeting in May of each year. The stock is issued on the date of the Annual Meeting. We also provide our Directors the same merchandise discount that we provide generally to our employees.

Under our Non-Employee Directors Deferred Compensation Plan, our non-employee Directors may defer payment of up to 100% of their annual retainer fee. When first eligible, participants elect the payment date (over a period of up to five years after separation of service from the Company) and the form of payment (lump sum or installment). Monies are deferred into an account to which interest is credited. On January 1 of each plan year, the Board, in its sole discretion, determines the interest that is credited on account balances. For the first plan year, and until changed by the Board, the interest rate credited to account balances is based on Moody’s Long-term Corporate Bond Yield average index as of November of the prior plan year plus 1.75%. Interest is credited on a daily basis and account balances are updated monthly. Each participant is 100% vested in his or her account attributable to deferrals and interest. Our obligations to the participants are unfunded; individuals who make deferrals would be general creditors of Belk. The plan pays above-market interest, which represents the difference between market interest rates determined pursuant to SEC rules and the interest credited by the plan. The above market interest for Mr. Bowles, Ms. DeVard and Mr. Thompson, the Directors who participated in the plan for fiscal year 2013, is included in the Director Compensation table below.

In addition, in fiscal year 2013, we provided our non-employee directors with the option to receive Class B Common Stock in lieu of their cash fees. Mr. Nelson elected to receive a portion of his fees in Class B Common Stock in lieu of cash.

Director Compensation for Fiscal Year 2013

The following table shows the amounts paid to each of our Directors (other than Mr. Thomas M. Belk, Jr. and Mr. John R. Belk) for fiscal year 2013. We do not provide additional compensation to our Directors that are also our employees. For information about the compensation we paid to Mr. Thomas M. Belk, Jr. and Mr. John R. Belk, see the executive compensation tables above.

Name	Fees Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Non-Qualified Deferred Earnings ($)(3)(4)	All Other Compensation ($)	Total ($)
H.W. McKay Belk	65,000	109,997	104,343	9,040	288,380
Erskine B. Bowles	65,000	109,997	1,781	—	176,778
Jerri L DeVard	65,000	109,997	3,647	—	178,644
Elizabeth Valk Long	75,000	109,997	—	—	184,997
Thomas C. Nelson	10,000	209,998	—	—	219,998
John R. Thompson	70,000	109,997	10,166	—	190,163
John L. Townsend, III	80,000	109,997	—	—	189,997

(1)	In lieu of some of the fees to be paid in cash, the following director received shares of our Class B Common Stock: Mr. Nelson — 2,451 shares.

(2)	Represents the grant date fair value in accordance with ASC Topic 718 of the 2,696 shares of Class B Common Stock awarded on May 30, 2012. The stock is fully vested on the date of grant. The grant date fair value was $40.80 per share, as determined by an independent appraisal.

(3)	Mr. Bowles and Ms. DeVard deferred $65,000 and Mr. Thompson deferred $70,000 of the fees paid in cash into the deferred compensation plan. Amounts in this column for Mr. Bowles,Ms. DeVard and Mr. Thompson represent above market earnings on these deferred fees. For a description of the deferred compensation plan, see “Deferred Compensation Plan” in the Compensation Discussion and Analysis.

(4)	We entered into a Transition Agreement with Mr. Belk dated June 23, 2009 that covered the period from August 3, 2009 through January 28, 2012. After January 28, 2012, Mr. Belk was no longer our employee. The amount reflected in the “Change in Pension Value and Non-Qualified Deferred Earnings” column includes $53,809 for the change in pension value and $50,534 for above market interest paid under the deferred compensation and SERP plans. The amount reflected in the “All Other Compensation” column represents Company 401(k) and SERP contributions for fiscal year 2012 that were paid early in fiscal year 2013.

None of the Directors in the table held any stock options or restricted stock at February 2, 2013.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, stockholders have the opportunity to vote, on an advisory basis, on the compensation of our NEOs. This is often referred to as a say on pay, and provides you, as a stockholder, with the ability to cast a vote with respect to our fiscal 2013 executive compensation programs and policies and the compensation paid to the NEOs as disclosed in this proxy statement through the following resolution:

“RESOLVED, that the stockholders approve the compensation of the Named Executive Officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this proxy statement.”

As discussed in the Compensation Discussion and Analysis section, the compensation paid to our NEOs reflects the following objectives of our compensation program:

•	retain and attract talented, highly skilled, and committed people who can embrace, expand and execute our vision for success;

•	link compensation to the achievement of our strategic, financial and operational goals, and individual contributions to our strategic growth and short-and long-term success; and

•	create ownership in our success and drive the executive actions and behaviors that improve profitability and maximize the overall economic value realized by our stockholders.

Although the vote is non-binding, the Compensation Committee will consider the voting results in making decisions about future compensation arrangements for our NEOs.

THE BOARD RECOMMENDS A VOTE “FOR”

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

KPMG LLP served as our independent registered public accountant for the fiscal year ended February 2, 2013. One or more representatives of KPMG LLP will be present at the meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions. The Audit Committee has not selected our independent registered public accountant for fiscal year 2014, but intends to do so after the date of this proxy statement.

Summary of Fees to Independent Registered Public Accountant

Aggregate fees for fiscal years 2013 and 2012 by KPMG LLP were:

	Fiscal Year
	2013	2012
Audit Fees(a)	$583,000	$602,000
Audit Related Fees	—	—
Tax Fees(b)	55,500	73,100
All Other Fees(c)	52,000	90,000

(a)	For fiscal year 2013, includes fees for the audit of our annual financial statements, the reviews of the financial statements included in our quarterly reports on Form 10-Q and the attestation to our report on internal controls. For fiscal year 2012, includes fees for the audit of our annual financial statements, the reviews of the financial statements included in our quarterly reports on Form 10-Q, the attestation to our report on internal controls.

(b)	Includes fees for tax services, including review of our tax returns and advice on tax compliance and planning.

(c)	Includes fees for the program assessment for our systems application and infrastructure.

Audit Committee Pre-Approval Policies and Procedures

Our Board has adopted a pre-approval policy which requires the Audit Committee to pre-approve audit and permitted non-audit services to be rendered by our independent registered public accountants. The Audit Committee is authorized to designate one of its members to pre-approve such services, provided that the issue is then presented to the full Audit Committee at its next meeting. All of the services described above were approved by the Audit Committee pursuant to this policy.

OTHER INFORMATION FOR STOCKHOLDERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who own more than ten percent of our common stock to file certain reports with respect to each such person’s beneficial ownership of our common stock, including statements of changes in beneficial ownership on Form 4. In addition, Item 405 of Regulation S-K requires us to identify each reporting person who failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto, to our knowledge, all required filings were made on a timely basis, other than a late Form 4 filing to report Ms. Bufano’s special retention award due to an administrative error.

Annual Report to Stockholders

Our Annual Report for the year ended February 2, 2013 accompanies this proxy statement.

Annual Report on Form 10-K

We will provide copies of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, to eligible stockholders upon request at no cost to such stockholders. We will also provide copies of the exhibits to our Annual Report on Form 10-K to eligible stockholders upon request, for which we may impose a reasonable fee. Requests for copies of either the Annual Report on Form 10-K or the exhibits thereto should be mailed to: Belk, Inc., 2801 West Tyvola Road, Charlotte, North Carolina 28217, Attention: Ralph A. Pitts, Executive Vice President, General Counsel and Secretary.

These materials are also accessible through our website at www.belk.com and on the website of the Securities and Exchange Commission at www.sec.gov.

Stockholder Proposals

Any stockholder proposals intended to be presented at our 2014 Annual Meeting of Stockholders in accordance with Rule 14a-8 of the Securities Exchange Act must be received by us no later than December 26, 2013 in order to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board in connection with such meeting.

Stockholder proposals brought before our 2014 Annual Meeting of Stockholders other than in accordance with Rule 14a-8 must satisfy the requirements of our Certificate of Incorporation. To be timely, written notice of such proposal must be given to Belk’s Secretary not less than 60 nor more than 90 days prior to the meeting. However, if we provide less than 70 days’ notice of the meeting to stockholders, then the notice of the proposal must be received by the Secretary no later than ten days after the date notice of the meeting is mailed or publicly disclosed by us. The notice of the proposal must address the specific information set forth in our Certificate of Incorporation.

We shall retain discretion to vote proxies on a proposal filed within the above deadlines provided (1) we include advice on the nature of the proposal and how we intend to exercise our voting discretion in the proxy statement and (2) the proponent of such proposal does not issue a proxy statement.

Householding

As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless we have received contrary instructions from a stockholder, in which case each stockholder will receive his or her own proxy. We have undertaken householding to reduce printing costs and postage fees.

Upon oral or written request, we will promptly deliver a separate copy of the proxy statement to any stockholder residing at an address to which only one copy was mailed. Stockholders residing at the same address and currently receiving only one copy of the proxy statement may contact us to request multiple copies in the future, and stockholders residing at the same address and currently receiving multiple copies of the proxy statement may contact us to request a single copy in the future. All such requests should be sent to: Belk, Inc., 2801 West Tyvola Road, Charlotte, North Carolina 28217, Attention: Ralph A. Pitts, Executive Vice President, General Counsel and Secretary, telephone: 704-357-1000.

Other Matters

The Board knows of no other matters to be brought before the meeting.

Expenses of Solicitation

We will pay the cost of soliciting proxies. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, facsimile or mail by one or more of our employees. We also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of our common stock.

By Order of the Board,

Ralph A. Pitts
Executive Vice President,
General Counsel and Secretary

Charlotte, North Carolina

April 25, 2013

PROXY	PROXY

BELK, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS ON MAY 29, 2013

The undersigned hereby appoints Thomas M. Belk, Jr. and John R. Belk, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of Belk, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Wednesday, May 29, 2013, at 11:00 a.m., local time, at the Booth Playhouse at Blumenthal Performing Arts Center, 130 North Tryon Street, Charlotte, North Carolina 28202, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment or postponement thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and proxy statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

(1)              To elect nine Directors to one-year terms.

☐ FOR all nominees listed (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote for all nominees listed
H.W. McKay Belk
John R. Belk
Thomas M. Belk, Jr.
Erskine B. Bowles
Jerri L. DeVard
Elizabeth Valk Long
Thomas C. Nelson
John R. Thompson
John L. Townsend, III

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.)

(2)              To approve, on an advisory basis, the executive compensation of the named executive officers as disclosed in the accompanying proxy statement, often referred to as a “say on pay.”

☐	FOR
☐	AGAINST
☐	ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

, 2013

Please sign exactly as your name or names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WITH THE WHITE LABEL, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.